Exhibit 99.1

LOUISIANA PUBLIC SERVICE COMMISSION

ORDER NUMBER U-37213

CLECO POWER LLC, EX PARTE

Docket No. U-37213, In re: Application of Cleco Power LLC for

(1) a Financing Order Authorizing the Securitization Financing of
Certain Costs Related to the Dolet Hills Power Station and Associated Mines;

(2) Establishment of an Energy Transition Reserve; and (3) Expedited Treatment

(Decided at the November 20, 2024 Business and Executive Session.)

ORDER

CLECO POWER LLC

Order No. U-37213

Page i

VI.	COMMISSION ACTION: ORDERING PARAGRAPHS	57

Order No. U-37213

Page ii

LIST OF APPENDICES

Appendix A	Form of Issuance Advice Letter

Attachment 1

	Schedule A	Calculation of Total Original Principal Amount

	Schedule B	Estimated Upfront Financing Costs

Attachment 2

	Schedule A	Energy Transition Bond Revenue Requirement Information

	Schedule B	Estimated Ongoing Financing Costs

	Schedule C	Calculation of Energy Transition Charges

	Schedule D	Compliance with Securitization Act
(Net Present Value Benefit)

	Attachment 3	Allocation of Annual Revenue Requirement by Rate Class

	Attachment 4	Company’s Certification

	Attachment 5	Form of Commission Designee’s Concurrence

	Attachment 6	Service List

Appendix B-1	Rate Schedule ETCA (Energy Transition Cost Adjustment) and Allocation Methodology Illustrated

Appendix B-2	Rate Schedule ETSA – Energy Transition Surcredit Adjustment

Appendix C	Estimates of Upfront and Ongoing Financing Costs

Appendix D	Form of True-Up Calculation Notice Letter

Order No. U-37213

Page iii

TABLE OF ACRONYMS AND DEFINED TERMS

“Cleco” or “Company”	Part IA

“Commission” or “LPSC”	Part IA

“Commission Advisors”	Part IA

“Company Retained Rights”	Findings of Fact Paragraph 41

“Concurrence”	Findings of Fact Paragraph 33

“Designee”	Findings of Fact Paragraph 25

“DHPS” or “Plant”	Part IA

“Dolet Hills”	Part IA

“Financial Advisor”	Part IA

“Issuance Advice Letter”	Findings of Fact Paragraph 26

“Mines”	Part IA

periodic billing requirement	Findings of Fact Paragraph 80

periodic payment requirement	Findings of Fact Paragraph 79

“Phase I Applications”	Findings of Fact Paragraph 3

“Phase I Stipulated Settlement”	Findings of Fact Paragraph 5

“Rate Schedule ETCA”	Part IA and Findings of Fact Paragraph 77

“Rate Schedule ETSA”	Part IA and Findings of Fact Paragraph 77

“Revenue Requirement Order”	Part IA

“Rider IICR”	Findings of Fact Paragraph 15

“Securitization Act”	Part IA

“Securitization Application”	Part IA and Findings of Fact Paragraph 7

“Securitization Stipulated Settlement”	Findings of Fact Paragraph 10

“Securitization Testimony”	Part III

“SPE”	Part IA and Findings of Fact Paragraph 37

“SWEPCO”	Part II

“2020 Application”	Findings of Fact Paragraph 3

“2022 Application”	Findings of Fact Paragraph 3

In addition, the Financing Order adopts the definitions in Section 1272 of the Securitization Act.

Order No. U-37213

Page iv

LOUISIANA PUBLIC SERVICE COMMISSION

ORDER NO. U-37213

CLECO POWER LLC EX PARTE

Docket No. U-37213, In re: Application of Cleco Power LLC for

(1) a Financing Order Authorizing the Securitization Financing of
Certain Costs Related to the Dolet Hills Power Station and Associated Mines;

(2) Establishment of an Energy Transition Reserve; and (3) Expedited Treatment

(Decided at the November 20, 2024 Business and Executive Session.)

FINANCING ORDER

I.          INTRODUCTION AND JURISDICTION

A.          Introduction

This Financing Order addresses the request of Cleco Power LLC (“Cleco” or “the Company”) under the Louisiana Electric Utility Energy Transition Securitization Act (the “Securitization Act”), codified at La. R.S. 45:1271-1281: (1) to finance certain recoverable costs through the issuance of energy transition bonds in the amount of $305 million, which includes (a) energy transition costs incurred or to be incurred by Cleco of $295 million caused by or associated with the retirement of Dolet Hills Power Station (“DHPS” or the “Plant”) and the closure of the Dolet Hills and Red River Mine-Oxbow Reserve Mines (collectively the “Mines”) servicing the Plant, as authorized by separate order in LPSC Docket No. U-35753, and (b) $10 million in upfront financing costs associated with the issuance of energy transition bonds; (2) to approve the proposed financing structure and issuance of energy transition bonds; (3) to approve the creation of energy transition property, including the right for the imposition, collection, and periodic adjustments of energy transition charges sufficient to pay the energy transition bonds and associated financing costs; (4) to approve the sale of energy transition property by Cleco to its financing subsidiary; (5) to approve a rate schedule to implement the energy transition charges; and (6) to approve another rate schedule to implement a surcredit to address ancillary benefits relating to the energy transition costs process. The Plant and the Mines are sometimes referred to in this Financing Order collectively as “Dolet Hills.”

As discussed in this Financing Order, the Louisiana Public Service Commission (“Commission” or “LPSC”) finds that Cleco’s application for authorization of the securitization financing transaction and for the establishment of a restricted segregated energy transition reserve should be granted and approved on the terms provided in this Financing Order. The Commission also finds that the securitization financing transaction authorized in this Financing Order meets all applicable requirements of the Securitization Act. Accordingly, in accordance with the terms of this Financing Order, the Commission: (1) approves and authorizes the securitization financing transaction requested by Cleco, allowing Cleco the recovery of the amounts provided herein; (2) authorizes the issuance by Cleco’s financing subsidiary of energy transition bonds in one or more tranches in an aggregate principal amount of $305 million, equal to the sum of: (a) $295 million of recoverable energy transition costs, pursuant to the separate Order No. U-35753-A issued by the Commission in LPSC Docket No. U-35753 on May 16, 2024 (the “Revenue Requirement Order”), plus (b) upfront financing costs, which are estimated and capped at $10 million and are subject to further review, and with such sum being further subject to any increase adjustment pursuant to the Issuance Advice Letter (as described below) authorized herein to reflect the costs of any approved credit enhancement; (3) approves the structure of the proposed securitization financing transaction, including the ongoing financing costs; (4) approves the sale of energy transition property; (5) approves the creation of energy transition property, including the right to impose, collect and periodically adjust energy transition charges in an amount to be calculated as provided in this Financing Order; and (6) approves the form of rate schedule, Appendix B-1 (“Rate Schedule ETCA”) to this Financing Order, to implement those energy transition charges, and the form of rate schedule, Appendix B-2 (“Rate Schedule ETSA”) to this Financing Order, to implement a surcredit covering ancillary tax and other benefits relating to the energy transition costs process.

Order No. U-37213

Introduction and Jurisdiction

The amount to be financed reflects netted credits for salvage proceeds that Cleco has received relating to these energy transition costs for Dolet Hills. If Cleco receives salvage proceeds from Dolet Hills (not previously credited towards energy transition costs), these amounts shall be netted out from the pertinent demolition or remediation costs being charged to the energy transition reserve or deposited into the energy transition reserve. Cleco further will provide customers with a surcredit through Rate Schedule ETSA on the unamortized accumulated deferred income tax balance associated with Dolet Hills as provided in the Revenue Requirement Order. Cleco will recover certain of its carrying costs pertaining to its Dolet Hills regulatory assets, outside of the calculation of the securitization principal amount of these energy transition bonds, to the extent allowed by the Revenue Requirement Order.

Cleco is authorized to cause its wholly-owned subsidiary, referred to herein as the “SPE,” (as further defined below), to issue energy transition bonds to finance the updated aggregate principal amount reflected in the Issuance Advice Letter in accordance with the terms of this Financing Order.

Cleco submitted evidence demonstrating that the proposed securitization financing transaction is reasonably expected to result in lower overall costs being included in customers’ rates as compared with conventional methods of financing or recovering utility energy transition costs (including energy transition reserves). Cleco’s financial analysis and testimony indicates that customers will realize significant benefits from securitization financing through lower surcharges as compared with conventional methods of financing or recovering utility energy transition costs. In particular, the evidence supports the conclusion that the proposed structuring, expected pricing, and financing costs of the proposed energy transition bonds will result in the lowest energy transition charges consistent with prevailing market conditions at the time of pricing these energy transition bonds and the structure and terms of these energy transition bonds approved in this Financing Order. Accordingly, the Commission concludes that the benefits for customers set forth in Cleco’s evidence are indicative of the benefits that customers will realize from the financing approved hereby, and that these benefits will result in lower overall costs as compared with conventional methods of financing or recovering utility energy transition costs so long as the weighted average interest rate on all tranches of the energy transition bonds is less than Cleco’s weighted average cost of capital, which as of July 1, 2024, is 9.54% (grossed-up for taxes). Cleco’s weighted average cost of capital includes the equity component from Cleco’s Commission-authorized return on equity, which was established pursuant to Commission Order No. U-36923 issued July 17, 2024.

Order No. U-37213

Introduction and Jurisdiction

Cleco provided a general description of the proposed financing transaction structure in the testimony and exhibits submitted in this LPSC Docket No. U-37213 in support of the Application For (1) a Financing Order Authorizing the Securitization Financing of Certain Costs Related to the Dolet Hills Power Station and Associated Mines; (2) Establishment of an Energy Transition Reserve; and (3) Expedited Treatment filed May 17, 2024 (the “Securitization Application”). The proposed financing transaction structure is consistent with the Securitization Act. Certain details of the final transaction structure, such as any overcollateralization requirements to support payment of the energy transition bonds or other credit enhancements, and the final terms of the energy transition bonds, will depend in part upon the requirements of the two nationally-recognized credit rating agencies that will rate the energy transition bonds, and in part upon the market conditions that exist at the time the energy transition bonds are taken to the financial market.

The Commission recognizes the final financing transaction structure and pricing terms of the energy transition bonds will affect the size of the energy transition charges. Accordingly, this Financing Order provides for a process by which the Commission’s Staff and advisors, including the Commission’s financial advisors (collectively, “Financial Advisor”), TRB Capital Markets, LLC (d/b/a Estrada Hinojosa) and United Professionals Company, LLC, and any Commission legal counsel and regulatory consultants (in connection with the securitization financing transaction) (collectively, the “Commission Advisors”), may review and comment on the energy transition bond issuance structure and pricing. This Financing Order also provides for a procedure by which the Commission, acting through a Commission designee, shall approve (or disapprove, with reasons) the final structure and pricing of the energy transition bonds without further Commission action. The Commission determines that the Executive Secretary should be the Commission’s designee under this Financing Order, with individual authority to take action in that capacity. This participation and approval process proposed by Cleco is in the best interest of customers and provides the necessary timeliness and finality to the issuance process.

B.         Jurisdiction

The Louisiana Constitution, Article IV, Section 21(B), provides:

The [Public Service Commission] shall regulate all common carriers and public utilities and have such other regulatory authority as provided by law. It shall adopt and enforce reasonable rules, regulations, and procedures necessary for the discharge of its duties, and shall have other powers and perform other duties as provided by law.

Order No. U-37213

Introduction and Jurisdiction

Louisiana Revised Statute 45:1163(A)(1) provides:

The commission shall exercise all necessary power and authority over any street railway, gas, electric light, heat, power, waterworks, or other local public utility for the purpose of fixing and regulating the rates charged or to be charged by and service furnished by such public utilities.

Louisiana Revised Statutes 45:1168 provides in pertinent part:

No public utility shall issue any security, or assume any obligation or liability as guarantor, endorser, surety, or otherwise in respect of any security of any other public utility,… or of any other person until it has been authorized to do so by order of the commission.

Louisiana Revised Statute 45:1176 provides in pertinent part:

The commission…shall investigate the reasonableness and justness of all contracts, agreements and charges entered into or paid by such public utilities with or to other persons, whether affiliated with such public utilities or not….

Sections 1273 and 1281 of the Securitization Act provide in pertinent part:

1273(B). The commission may grant an application under Subsection A of this Section in whole or in part by a financing order, and with such modifications thereto and upon such terms and conditions as the commission prescribes.... If the commission issues a financing order approving any issuance of energy transition bonds under [the Securitization Act], the commission may consider whether the proposed structuring, expected pricing, and financing costs of the energy transition bonds are reasonably expected to result in lower overall costs to customers as compared with conventional methods of financing or recovering energy transition costs. The commission may determine what degree of flexibility to afford to the electric utility in establishing the terms and conditions of the energy transition bonds, including but not limited to repayment schedules, interest rates, and other financing costs.

1281(A). Nothing in this [Securitization Act] is intended to be nor shall be construed to constitute any limitation, derogation, or diminution of the jurisdiction or authority of the commission provided by law, including that provided in or exercised by the commission pursuant to the Constitution of Louisiana.

The Company is an electric public utility, as defined in La. R.S. 45:121. The SPE to be used in the securitization financing transaction sought by Cleco’s Securitization Application will be a wholly-owned subsidiary of the Company. As a result of all of the foregoing, the Commission has jurisdiction and authority over the Securitization Application.

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Order No. U-37213

Discussion and Statutory Overview

II.          DISCUSSION AND STATUTORY OVERVIEW

On December 31, 2021, Cleco retired the Plant. The Plant was co-owned by Cleco and Southwestern Electric Power Company (“SWEPCO”) and two minority owners and was operated by Cleco pursuant to agreements among the owners. The costs to retire the Plant involve retirement, closure, decommissioning, demolition, and remediation and include (without limitation) engineering, legal services and project management costs, decommissioning costs, demolition costs (net of salvage), environmental closure costs, unrecovered assets at DHPS, and stores inventory write-off. These costs are being allocated pro rata between Cleco and SWEPCO (and the two minority owners).

DHPS was a “mine mouth” operation, with its lignite fuel mined from the nearby lignite Mines. SWEPCO and its mining affiliate, Dolet Hills Lignite Company, LLC ceased lignite production on May 15, 2020. The Mines are co-owned, directly and indirectly, by Cleco and SWEPCO. The majority of the costs for the retirement, closure and reclamation of the Mines were allocated approximately 50% to Cleco by the miner’s invoices.

Continued operation of the Mines was no longer beneficial to Louisiana ratepayers from either an operational or an economic standpoint, because the economically recoverable mine reserves had been depleted, and prevailing economic conditions, specifically including the reduced price of natural gas and the increased customer demand for renewable energy, warranted closure of the Mines. The Plant was no longer economic to operate, relative to Cleco’s other generating resources in the MISO market, and prevailing economic conditions, specifically including the increase in production costs and future market prices, warranted retirement of DHPS. The retirement of DHPS avoids the need for future substantial capital expenditures that would be required for continued operation of the Plant in accordance with prudent utility practice and for compliance with federal environmental laws if the Plant were to continue to operate.

Order No. U-37213

Discussion and Statutory Overview

In 2022, the Louisiana Legislature authorized electric utilities to use securitization financing for energy transition costs, including the financing of any energy transition reserves, through the issuance of “energy transition bonds.” The Securitization Act defines “energy transition costs” to include costs incurred or to be incurred by an electric utility associated with the retirement of a lignite-fired electric generating facility and its decommissioning, demolition, remediation, cleanup and site restoration, the unrecovered investments in such retired facility that were being recovered in rates as of the date of retirement, and obsolete or unnecessary stores inventory previously serving such retired facility. Energy transition costs further include costs for previously mined lignite or for the closure and reclamation of a lignite mine that served a mine-mouth electric generating facility. Energy transition costs under the Securitization Act also include costs to fund and finance an energy transition reserve for incurred or future energy transition costs if the Commission determines appropriate, and carrying costs. Energy transition bonds must be approved in a financing order by the LPSC. This Securitization Act, as amended, is codified at La. R.S. 45:1271-1281.1

Cleco has already funded and paid most of the energy transition costs for the Plant using internally-generated funds. Pursuant to Order No. U-35753 issued April 8, 2021, the Commission directed and authorized Cleco to establish a regulatory asset for its share of the Mines’ lignite production costs that exceeded certain thresholds. This regulatory asset was authorized at that time for accounting purposes only, and Order No. U-35753 constituted neither allowance nor disallowance of recovery of any portion of the regulatory asset. In LPSC Docket No. U-35753, on April 19, 2024, the Commission approved the stipulated settlement among Cleco, LPSC Staff, and intervenors and on May 16, 2024, issued the Revenue Requirement Order authorizing $305 million for recovery by Cleco utilizing a securitization financing transaction. By its Securitization Application, Cleco requested that the Commission grant authorization for this securitization financing transaction to recover its energy transition costs associated with the retirement of the Plant and the previously mined lignite and closure of the Mines, including to fund a restricted segregated energy transition reserve for Dolet Hills energy transition costs as required by the Revenue Requirement Order.

If energy transition bonds are approved and issued, the customers of Cleco must pay the principal of the energy transition bonds, together with interest and related financing costs, through energy transition charges. Energy transition charges, to the extent provided in the Securitization Act and this Financing Order, are nonbypassable charges paid by all of Cleco’s retail customers as a component of the monthly charge for electric service. This Financing Order contains terms ensuring2 that the imposition and collection of energy transition charges authorized herein shall be from all existing and future customers receiving retail electric service from Cleco or its successors under rate schedules or special contracts authorized or approved by the Commission. The Financing Order provides for the continued payment of such nonbypassable charges even if the customer elects to purchase electricity from an alternative supplier, including as a result of a fundamental change in the manner of regulation of public utilities in Louisiana, or even if the customer elects to self-generate either individually or collectively with other customers. These provisions make the energy transition charges “nonbypassable”, as required for favorable federal income tax and rating agencies’ treatment. Energy transition charges will be collected by Cleco, as initial servicer, or its successor as provided for in this Financing Order.

The Securitization Act permits the Commission to consider whether the proposed structuring, expected pricing, and financing costs of the energy transition bonds are reasonably expected to result in lower overall costs to customers as compared with conventional methods of financing or recovering energy transition costs, including any energy transition reserves determined appropriate by the Commission.3 The primary benefits of the proposed structure result from replacing traditional debt and equity of the utility with highly-rated debt with lower interest costs. In this proceeding, Cleco’s financial analysis and testimony shows that the securitization financing, as proposed by Cleco, will produce significant benefits through lower surcharges to customers as compared with conventional financing methods for recovering utility energy transition costs. Cleco’s weighted average cost of capital as of July 1, 2024, is 9.54% (grossed-up for taxes). Cleco’s weighted average cost of capital includes the equity component from Cleco’s Commission-authorized return on equity, which was established pursuant to Commission Order No. U-36923 issued July 17, 2024. In comparison, assuming for instance a weighted average annual interest rate of the energy transition bonds of 5.963% in a base case scenario, this difference in the cost of capital yields savings (calculated using the $305 million principal amount to be financed by Cleco) of approximately $94.3 million on a net present value basis. Even in a downside scenario with an 1.5% increase in the weighted average interest rate, Cleco’s financial analysis demonstrates that the benefit will be approximately $49.8 million on a net present value basis under this Financing Order compared to the amount that would be recovered under conventional financing methods, assuming that the energy transition bonds are issued at an 7.463% weighted average annual interest rate in relation to the $305 million principal amount to be financed in the Securitization Application. Cleco will be required to update the benefit analysis in the final Issuance Advice Letter to verify that the final amount financed provides savings compared to conventional financing methods.

1 All references to Sections are to the Securitization Act unless otherwise indicated.

2 As permitted by § 1272(8).

3 § 1273(B) and (C)(1).

Order No. U-37213

Discussion and Statutory Overview

This Financing Order also includes a true-up mechanism requiring that energy transition charges be reviewed and adjusted4 at least semi-annually (i.e., every six months), to correct over-collections or under-collections during the preceding collection period and to ensure the projected recovery of amounts sufficient to provide timely payment of debt service on the energy transition bonds and related financing costs. In addition, other interim adjustments to the energy transition charges may be requested if necessary to assure timely payment of the energy transition bonds. As an example, in addition to the semi-annual reviews, after the scheduled final payment date for the latest maturing tranche of the energy transition bonds, quarterly reviews and adjustments will be required in order to assure the payment of debt service on the bonds and related ongoing financing costs. These provisions will help to ensure that the amount of energy transition charges paid by customers is neither more nor less than the amount necessary to cover the energy transition costs (including the energy transition reserve amount) and financing costs of this financing.

The State of Louisiana has pledged to and agreed with the energy transition bondholders, the owners of the energy transition property, and other financing parties that the State of Louisiana will not:

(1)       Alter the provisions of the Securitization Act that authorize the Commission to create an irrevocable contract right by the issuance of this Financing Order, to create energy transition property, and to make the energy transition charges imposed by this Financing Order irrevocable, binding, and nonbypassable charges.

(2)       Take or permit any action that impairs or would impair the value of the energy transition property created pursuant to this Financing Order.

4 As provided by § 1273(C)(4).

Order No. U-37213

Discussion and Statutory Overview

(3)       Take or permit any action that impairs or would impair the rights and remedies of the issuer, any other assignee, such bondholders or other financing parties, or the security for the energy transition bonds or ancillary agreements.

(4)       Except for adjustments under any true-up mechanism established by the Commission, reduce, alter, or impair energy transition charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs, and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the energy transition bonds have been paid and performed in full.5

In addition, the Commission pledges and covenants below in this Financing Order that after the earlier of the transfer of the energy transition property created by this Financing Order to an assignee (the SPE) or the issuance of the energy transition bonds authorized by this Financing Order, this Financing Order is irrevocable until the indefeasible payment in full of the energy transition bonds, any ancillary agreements, and the related financing costs. “Indefeasible” in this context does not refer to the potential defeasance in the future of the energy transition bonds, but rather that the payment and satisfaction of the energy transition bonds, any ancillary agreements, and related financing costs are permanent and cannot be revoked or made void. Except in connection with a refinancing or refunding of the bonds6 or to implement the true-up mechanism adopted by the Commission, the Commission may not amend, modify, or terminate this Financing Order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the energy transition charges approved in this Financing Order.

Nothing in the State of Louisiana7 and Commission8 pledges and agreements described above precludes a limitation or alteration of this Financing Order and the energy transition property if and when full compensation is made for the full protection of the energy transition charges imposed, charged, and collected pursuant to this Financing Order and the full protection of the bondholders and any assignee or financing party.

Energy transition property constitutes an existing, present contract right constituting an individualized, separate incorporeal movable susceptible of ownership, sale, assignment, transfer, and security interest,9 and this property will continue to exist until the energy transition bonds issued pursuant to this Financing Order are paid in full and all financing costs of the energy transition bonds have been recovered in full.10 In addition, the interests of an assignee or secured party in energy transition property (as well as the revenues and collections arising from that property) are not subject to setoff, counterclaim, surcharge, or defense by Cleco, any Cleco customer, or any other person or in connection with the bankruptcy of Cleco or any other person.11 Except to the extent provided in the Securitization Act, the creation, attachment, granting, perfection, and priority of security interests in energy transition property are governed solely by the Securitization Act and not by the Louisiana Uniform Commercial Code.12

5 § 1279(B)(1).

6 As permitted in § 1273(F).

7 § 1279(B)(2).

8 § 1273(C)(5).

9 § 1274(A) and E(1).

10 § 1274(B) and § 1273(C)(7).

11 § 1274(G) and § 1272(10)(b).

12 § 1276(B).

Order No. U-37213

Discussion and Statutory Overview

Cleco has not requested, and this Financing Order does not grant, any authority to refinance energy transition bonds authorized by this Financing Order. This Financing Order does not preclude Cleco from filing a request for a financing order to refinance, retire or refund the energy transition bonds approved in this Financing Order upon a showing that the customers of Cleco would benefit and that such a financing is consistent with the terms of the outstanding energy transition bonds. The Commission then may adopt a financing order providing for the retiring and refunding of the energy transition bonds authorized by this Financing Order.

To facilitate compliance and consistency with applicable statutory provisions, this Financing Order adopts the definitions in Section 1272 of the Securitization Act.

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Order No. U-37213

Description of Proposed Transaction

III.          DESCRIPTION OF PROPOSED TRANSACTION

A brief summary of the proposed securitization financing transaction is provided in this section. A more detailed description is included in Section IV.C, titled “Structure of the Proposed Financing,” and in all the testimony and exhibits supporting the Securitization Application, including without limitation the testimony and exhibits supporting the Securitization Stipulated Settlement (the “Securitization Testimony”).

The proposed securitization financing structure has been used in three previous securitization financing transactions approved by the Commission.13 This proposed securitization financing structure includes all of the following:

a.	the creation of energy transition property in favor of the Company;

b.	the issuance of energy transition bonds by the SPE subsidiary of the Company (as detailed below);

c.	the sale of energy transition property by the Company to the SPE assignee;

d.	the collection on behalf of the SPE of energy transition charges by Cleco or its successors, as collection agent and servicer, which will be responsible for billing and collecting energy transition charges from customers, and which charges will be trued-up periodically in order to ensure projected recovery of amounts sufficient to provide timely payment of the energy transition bonds and financing costs; and

e.	the pledge of the energy transition charges and rights under the servicing agreement by the SPE to the indenture trustee for the bondholders as security for the energy transition bonds.

To facilitate the proposed securitization financing transaction, Cleco proposes to use a special purpose energy transition funding entity, the SPE, a wholly-owned subsidiary of Cleco, to which Cleco will transfer the energy transition property, which includes the right to impose, collect, and receive energy transition charges along with certain other rights arising pursuant to this Financing Order. Upon the effectiveness of this Financing Order, these rights are energy transition property, a vested contract right of Cleco.

The SPE will issue energy transition bonds and will transfer the net proceeds from the sale of the energy transition bonds to Cleco in consideration for Cleco’s sale of the energy transition property to the SPE. The SPE is organized and will be managed in a manner designed to maintain the SPE as a bankruptcy-remote entity that would not be affected by the bankruptcy of Cleco or any other affiliates of Cleco or any of their respective successors. In addition, the SPE will have at least one independent manager whose approval will be required for major actions or organizational changes by the SPE.

13 Order No. U-29157-B in 2007, authorizing securitization financing under the similar Louisiana Electric Utility Storm Recovery Securitization Act for Cleco’s storm recovery costs incurred as a result of Hurricanes Katrina and Rita, Order No. U-31894-B in 2011, authorizing securitization financing under the very similar Louisiana Electric Utility Investment Recovery Securitization Act for Entergy Louisiana LLC’s investment costs related to the Little Gypsy Unit 3 repowering project, and Order No. U-35807-B in 2022, authorizing securitization financing under the aforesaid storm securitization statute for Cleco’s storm recovery costs incurred as a result of Hurricanes Laura, Delta, Zeta, and Ida and winter storms Uri and Viola. In addition, the proposed financing structure was used after Hurricane Isaac in Entergy New Orleans, Inc.’s 2015 securitization financing under the similar storm securitization statute authorized by New Orleans City Council Resolution No. R-15-193. Also, a similar financing structure to the proposed financing structure was used (after Hurricanes Zeta and Ida) to fund a storm recovery reserve in Entergy New Orleans, LLC’s 2022 securitization financing under the similar storm securitization statute (as amended).

Order No. U-37213

Description of Proposed Transaction

The energy transition bonds will be issued pursuant to an indenture administered by an indenture trustee. The energy transition bonds will be secured by and payable solely out of the energy transition property created pursuant to this Financing Order and other collateral described in Cleco’s Securitization Testimony, including the SPE’s rights under the servicing agreement with Cleco. That collateral will be pledged by the SPE to the indenture trustee for the benefit of the holders of the energy transition bonds and to secure payments due with respect to the bonds and related financing costs.

Pursuant to a servicing agreement, Cleco will act as the initial servicer of the energy transition charges for the SPE, and it will undertake to collect such charges from the customers of Cleco and remit these collections to the indenture trustee on behalf and for the account of the SPE. The servicer will be responsible for making any required or allowed true-ups of the energy transition charges. If the servicer defaults on its obligations under the servicing agreement, the indenture trustee may appoint a successor servicer with the consent of the SPE, which shall not be unreasonably withheld, and subject to the terms of this Financing Order.

Energy transition charges will be calculated to be sufficient at all times to pay in a timely manner the scheduled principal, interest and other related financing costs for the energy transition bonds (including, when necessary, adjusting to bring principal payments on schedule over the next two succeeding payment dates). The initial energy transition charges will be calculated pursuant to Rate Schedule ETCA. Semi-annual, or, after the scheduled final payment date for the latest maturing tranche of the energy transition bonds, quarterly true-ups will be required and performed to ensure that the amount projected to be collected from energy transition charges is sufficient to service the energy transition bonds. The methodology for calculating the energy transition charges is illustrated in Appendix B-1 and the form of true-up notice letter is attached as Appendix D. This methodology includes the allocation of revenue requirements among customer classes approved by the Commission in this Financing Order.

The Commission determines that Cleco’s proposed transaction structure for the energy transition charges should be utilized. This structure is designed based on resetting allocators for these energy transition charges annually in accordance with the class-by-class allocations resulting from Cleco’s annual base revenue forecast, with any over or under collection from any period added to or subtracted from, as the case may be, the anticipated revenue requirement for the upcoming period, subject to further modification in accordance with rating agencies’ requirements and the true-up mechanism adopted in this Financing Order. The energy transition bonds’ amortization schedule is designed to result in relatively level and stable annual debt service and revenue requirements each year over the expected life of the energy transition bonds.

The Commission has considered what degree of flexibility to afford to Cleco in establishing the terms and conditions of the energy transition bonds, including but not limited to upfront and ongoing financing costs, scheduled final payment dates and legal maturity of the energy transition bonds within the approved maximum duration, repayment schedules, variable versus fixed interest rates, the type and form of the transaction’s securities registration (such as form of registration, and public vs. private offering), credit enhancement features, and selection of certain transaction participants. Cleco and the SPE will be granted flexibility in such matters, subject to the terms of this Financing Order and the Issuance Advice Letter process.

Order No. U-37213

Description of Proposed Transaction

In its Securitization Testimony, Cleco requested the authority to cause the issuance of energy transition bonds in an aggregate principal amount of $305 million, equal to the sum of: (a) $295 million of energy transition costs (including a restricted energy transition reserve), plus (b) upfront financing costs, which were estimated at $10 million, and which are subject to further review (as provided in the next paragraph).

The Commission finds that Cleco should be permitted to use the proposed securitization financing transaction to finance its energy transition costs (including energy transition reserve costs) and upfront financing costs, as Cleco requests in the Securitization Application, as adjusted in accordance with the terms of this Financing Order. The Commission is mindful of the fact that several of the components of these upfront financing costs may change. For example, the SEC formula for calculating registration fees changes from time to time. Further, other upfront financing costs, such as legal and accounting fees and expenses, printing expenses and trustee costs will not be known until the issuance of the energy transition bonds or even thereafter, when final invoices are submitted. Accordingly, in the Issuance Advice Letter, Cleco should update the financing costs being financed to reflect any change in the estimates of the SEC registration fee as a result of a change in the SEC registration fee formula, and should otherwise update the estimates in light of then current information. The final upfront financing costs also will include the costs of the Commission Advisors. Cleco’s total upfront financing costs are estimated and capped at $10 million, and that amount will be used for purposes of calculating the initial aggregate principal amount of the energy transition bonds. This amount is preliminary and will be subject to further review on the following basis. Within ninety (90) days after the issuance of the energy transition bonds, the initial upfront financing costs will be reviewed and reconciled to prudently and actually incurred upfront financing costs. If actual upfront financing costs are less than the $10 million estimated upfront financing costs included in the principal amount financed, the difference (plus any interest earned on those unpaid funds) will be part of the funds deposited and invested in the energy transition reserve restricted segregated interest bearing account, as further described below. If the Commission finds that a portion of the upfront financing costs actually reimbursed to the SPE or the Company were not prudent, then the Company shall reimburse that portion by paying that amount into the restricted segregated energy transition reserve account (or as the Commission may otherwise direct at that time). The Commission will not make or cause adjustments to the energy transition charges, the energy transition property, or the energy transition bonds as a result of this review of the upfront financing costs.

Order No. U-37213

Description of Proposed Transaction

In addition, Cleco has requested that the ongoing financing costs incurred by the SPE in connection with the administration and servicing of the energy transition bonds should not be included in the principal amount of the energy transition bonds, but instead should be recovered through the energy transition charges, subject to the periodic true-up of those charges as provided in this Financing Order. Many of these ongoing costs will not be known until they are incurred. Cleco will be the initial servicer and administrator. The annual servicing fee payable to Cleco following the issuance of the energy transition bonds will be fixed at 0.05% of the initial principal amount of the energy transition bonds, subject to the mechanism referred to in Findings of Fact Paragraph 57. The annual administration fee compensation to Cleco for providing administrative and support services to the SPE will be fixed at $100,000.00. In addition, Cleco, as initial servicer and administrator, shall be entitled and allowed to receive reimbursement for its out-of-pocket costs for external accounting and legal services as well as for other items of costs that will be incurred annually to support and service the energy transition bonds after issuance. The servicing fee and the administration fee and any expenses incurred by Cleco under the servicing agreement and the administration agreement shall be included in any Cleco rate case in the manner provided in Ordering Paragraph 26. In the event that a servicer default occurs, the indenture trustee for the energy transition bonds will be permitted to appoint a successor servicer with the consent of the SPE, which shall not be unreasonably withheld. The compensation of the successor servicer will be what is required to obtain the services and may be up to 0.60% of the initial principal amount of the energy transition bonds per year without need of further Commission approval, or if Cleco (or the SPE or the financing parties) can reasonably demonstrate to the Commission that the services cannot be obtained at that compensation level under the market conditions at that time then at a higher annual servicing fee approved by the Commission at that time. Furthermore, the Commission finds that Cleco may earn a rate of return on its capital investment in the SPE until returned by the SPE equal to the rate of interest established on the longest maturity tranche of the energy transition bonds, to be paid by means of periodic distributions from the SPE that are funded first by the income earned thereon through investment by the indenture trustee in eligible investments and second by any deficiency being collected through the true-up adjustments, and further, any actual earnings in excess of that rate will be credited by Cleco to customers through Rate Schedule ETSA. Cleco will make its capital contributions from its own funds and not from the proceeds of the energy transition bonds. The Commission finds that Cleco should be permitted to recover its ongoing financing costs, as Cleco requests, in accordance with the terms of this Financing Order.

Finally, the Commission has directed Cleco to deposit, within ninety (90) days after the issuance of the energy transition bonds, the difference equal to the securitization original principal amount minus the actual upfront financing costs and minus Cleco’s remaining regulatory assets for the Mines and the Plant, in a restricted segregated interest bearing account as an energy transition reserve. The funding and the procedures, restrictions and requirements regarding the use of these funds in this energy transition reserve (including the interest earnings) are established below in this Financing Order.

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Order No. U-37213

Findings of Fact

IV.       FINDINGS OF FACT

A. Identification and Procedure

1.	Identification of Applicant and Application

1.	Cleco is a Louisiana limited liability company, providing integrated electric utility services, including the generation, purchase, transmission, distribution, and sale of electricity, to approximately 295,000 retail customers located in three non-contiguous service territories including part of twenty-four parishes in central and southeastern Louisiana.

2.	Cleco is a wholly-owned subsidiary of Cleco Corporate Holdings LLC, a Louisiana limited liability company.

2.	Procedural History

3.	On October 6, 2020, Cleco and SWEPCO filed their Joint Application for (I) Authorization to Close the Oxbow Mine; (II) Authorization to Include and Defer Certain Accelerated Mine Closing Costs in Fuel, and Related Ratemaking Treatments; and (III) Expedited Treatment (the “2020 Application”) to the Commission requesting, among other relief, authorization to permanently cease mining operations at the Oxbow Mine and to close the Mines. This Joint Application was noticed in the Commission’s October 16, 2020, Bulletin. On January 31, 2022, Cleco and SWEPCO filed their Joint Application for (I) Commission Authorization to Retire Dolet Hills Power Station as of December 31, 2021; (II) Certain Ratemaking Treatment of Joint Applicants Associated with Retirement of the Plant; and (III) Expedited Treatment to the Commission (the “2022 Application”, and collectively with the 2020 Application, the “Phase I Applications”) requesting, among other relief, authorization to permanently retire DHPS as of December 31, 2021, and to undertake all actions necessary or appropriate to effectuate such retirement. The 2022 Application was assigned by the Commission to the same docket as the 2020 Application, Docket No. U-35753. At the time of the filing of the 2020 Application in October 2020, Cleco estimated its share of the long-term asset costs that would be billed as fuel as a result of retiring the Mines in 2021 to be approximately 50%, equal to $159,553,000. At the time of the filing of the 2022 Application in January 2022, Cleco estimated its share of the costs to retire DHPS to be $187 million. In the 2022 Application, Cleco noted its intent to pursue a securitization financing of Cleco’s costs for the retirement of DHPS and the closure of the Mines in the then-currently estimated initial securitization amount of $326 million.

Timely interventions were filed by: Packaging Corporation of America, Cabot Corporation, the Alliance for Affordable Energy, International Paper Company, and the Sierra Club. The matter was referred to Administration Law Judge Joy Guillot.

Order No. U-37213

Findings of Fact

4.	On March 17, 2021, the Commission directed and authorized Cleco to establish a regulatory asset for its share of the lignite production costs that otherwise would be billed as fuel and that exceeded certain thresholds, as reflected in Order No. U-35753, issued April 8, 2021. The Commission also authorized Cleco’s reasonable incremental third party professional costs related to the closure of the Oxbow Mine to be booked into said regulatory asset. This regulatory asset was authorized at that time for accounting purposes only. Pursuant to this accounting order Cleco established a regulatory asset – deferred lignite and mine closure costs in the amount as of March 31, 2024, of $134,739,313.80. Cleco also has established a regulatory asset – Dolet Hills Power Station closure costs in the amount as of March 31, 2024, of $122,494,942.40.

5.	Cleco and the Commission Staff entered into an Uncontested Proposed Stipulated Settlement dated April 12, 2024, for Docket No. U-35753 (the “Phase I Stipulated Settlement”) and filed, with supporting testimony, an Unopposed Joint Motion for Consideration by the Commission Pursuant to Rule 57 and Approval of the Uncontested Proposed Stipulated Settlement. All of the intervenors, Packaging Corporation of America, Cabot Corporation, The Alliance for Affordable Energy, International Paper Company, and the Sierra Club either supported or did not oppose the resolution of all issues in that Docket No. U-35753. The Phase I Stipulated Settlement (subject to approval by the Commission) resolved all issues among those parties in Docket No. U-35753, except those relating to securitization financing of the approved energy transition costs. The resolved issues include the retirement of the Plant, the closure of the Mines, a $100 million benefit to customers (by Cleco writing down its regulatory asset value by $40 million and refunding a total of $60 million), a further reduction in the requested securitization amount by $15 million, the establishment of an amount of recoverable energy transition costs, the establishment of the total securitization original principal amount of $305 million, the establishment of surcredits to customers, provision for an energy transition reserve, carrying costs, and the conceptual allocation of the recoverable energy transition costs among Cleco’s customer classes and customers.

6.	On April 19, 2024, the Commission, pursuant to Rule 57 of its Rules of Practice and Procedure, approved the Phase I Stipulated Settlement and subsequently issued the Revenue Requirement Order on May 16, 2024, determining that Cleco is entitled and allowed to recover $295 million of energy transition costs, including to fund an energy transition reserve, and (for purposes of calculating the principal amount financed) $10 million in upfront financing costs. The approved total securitization original principal amount of the energy transition bonds is $305 million, subject to further adjustments to be made as stated in this Financing Order.

7.	On May 17, 2024, Cleco filed its Securitization Application in this docket to the Commission requesting to finance, through the issuance of energy transition bonds, the original principal amount of $305 million, equal to the sum of: (i) $295 million of the energy transition costs, including the costs of funding an energy transition reserve in a restricted segregated account, plus (ii) upfront financing costs, which were estimated at $10 million but which would be subject to further review and adjustment as provided in this Financing Order. The Securitization Application also requested approval and authorization of the proposed financing structure, including the ongoing financing costs, the creation of energy transition property and its sale by Cleco to its special purpose financing subsidiary (the SPE), and rate schedules implementing these requests.

Order No. U-37213

Findings of Fact

Timely interventions were filed by: The Alliance for Affordable Energy, Cabot Corporation, International Paper Company, and Packaging Corporation of America.

The Securitization Application was noticed in the LPSC’s Bulletin No. 1324, issued May 24, 2024.

Notice of the Securitization Application was provided by publication in compliance with Article 4, Section 21(D)(1) of the Louisiana Constitution.

8.	In its Securitization Testimony Cleco sought and supported a financing order under Section 1273(A) of the Securitization Act to finance and to cause the issuance of energy transition bonds in this aggregate original principal amount of $305 million.

9.	The Securitization Application includes the schedules, attachments, and all Securitization Testimony and related exhibits thereto.

10.	Cleco and the Commission Staff have entered into an Uncontested Proposed Stipulated Settlement dated November 14, 2024 (the “Securitization Stipulated Settlement”), and filed, with supporting testimony, on November 15, 2024, an Unopposed Joint Motion Requesting Commission Consideration and Authorization of Uncontested Proposed Stipulated Settlement Pursuant to Rule 57 for this Docket No. U-37213. All the intervenors either supported or did not oppose the resolution of all issues in this Docket No. U-37213. The Securitization Stipulated Settlement (subject to approval by the Commission hereby and herein) resolved all issues among those parties in this Docket No. U-37213.

11.	On November 20, 2024, the Commission, pursuant to Rule 57 of its Rules of Practice and Procedure, approved the Securitization Stipulated Settlement (including a draft Financing Order in substantially the same form and substance as this Financing Order) at its Business and Executive Session.

B.         Financing Costs and Amount to be Financed

1.	Energy Transition Costs

12.	Energy transition costs are defined by Section 1272(9) to include costs incurred by Cleco in activities associated with the retirement of an eligible electric generating facility and costs for previously mined lignite and the closure and reclamation of an eligible mine, and, if the Commission determines appropriate, the costs to fund and finance an energy transition reserve. The Plant is included within the scope of the definition of eligible electric generating facility in Section 1272(5). The Mines are included within the scope of the definition of eligible mine in Section 1272(6).

Order No. U-37213

Findings of Fact

13.	Pursuant to the Revenue Requirement Order, the Commission determined that Cleco has recoverable energy transition costs in the aggregate amount of $295 million. These $295 million in costs (including the cost to fund the energy transition reserve) constitute energy transition costs under the Securitization Act and are eligible for recovery pursuant to this Financing Order.

14.	Cleco has proposed securitization financing of the gross amount of energy transition costs before any reduction for the income tax benefits and other tax effects relating to the incurrence of such costs. The tax benefits or other tax effects include unamortized accumulated deferred income taxes associated with DHPS and the associated Mines’ costs. Cleco has agreed that the allowed benefits associated with these deferred taxes will inure to the benefit of customers through a monthly surcredit calculated annually as reflected in Rate Schedule ETSA.

15.	Pursuant to the Revenue Requirement Order, the Commission directed Cleco to establish an energy transition reserve for incurred Dolet Hills energy transition costs not included in the Company’s regulatory assets at the time of the calculation of the reserve amount and for future Dolet Hills energy transition costs. The Commission determined that the appropriate level for the energy transition reserve is an amount equal to the original principal amount of these energy transition bonds, less the actual upfront financing costs, and less the regulatory assets for the Mines and the Plant determined as of the end of the calendar month immediately preceding the date of the issuance of these energy transition bonds. The Securitization Testimony established that, after reductions made as required by the Revenue Requirement Order, as of March 31, 2024, Cleco’s regulatory asset for the Plant was approximately $122.5 million and Cleco’s regulatory asset for the Mines was approximately $134.7 million. The Securitization Testimony further later established that as of September 30, 3024, Cleco’s regulatory asset for the Plant was approximately $122.2 million and Cleco’s regulatory asset for the Mines was approximately $136.2 million. Based on these numbers, as of September 30, 2024, the estimated initial amount of the energy transition reserve would project to be approximately $36.6 million. These amounts of these Dolet Hills regulatory assets (and thus the ultimate calculated initial amount of the energy transition reserve) will change after the foregoing date through the specified determination date. No later than ninety (90) days after the issuance of the energy transition bonds, Cleco shall make this calculation and deposit that calculated amount into a restricted segregated interest bearing account as an energy transition reserve. The interest earned each year shall be calculated as of May 31 of each year and then credited to customers (net of the tax payable on that interest, which tax Cleco may withdraw and pay from such interest) annually by Cleco utilizing Cleco’s Incremental and Infrastructure Cost Recovery Rider (“Rider IICR”) of the Company’s formula rate plan, implemented July 1 of each year (unless otherwise ordered by the Commission). In conjunction with this annual credit, Cleco will file with the Commission a report as specified in Findings of Fact Paragraph 100. The Company will additionally report concerning the energy transition reserve and withdrawals as specified in Findings of Fact Paragraphs 101 and 102. The energy transition reserve costs constitute energy transition costs under the Securitization Act and are eligible for recovery and financing through energy transition bonds pursuant to this Financing Order.

Order No. U-37213

Findings of Fact

2.	Upfront and Ongoing Financing Costs

16.	Upfront financing costs are those that will be incurred in advance of, or in connection with, the issuance of the energy transition bonds, and those costs will be recovered or reimbursed from energy transition bond proceeds, except as otherwise provided in this Financing Order. Consistent with Section 1272(12), upfront financing costs include, without limitation, underwriting costs (fees and expenses of underwriters and their counsel), rating agency fees, costs of obtaining additional credit enhancements (if any), costs of entering into hedge and swap transactions (if any), fees and expenses of Cleco’s (and the SPE’s) legal advisors, independent accountants, and structuring advisor, SEC registration fees, original issue discount, the first year’s servicing and administration fees, external servicing costs, fees and expenses of the Commission Advisors, fees and expenses of the indenture trustee for the bondholders and its counsel, marketing, printing and filing costs, formation and setup costs relating to the SPE, non-legal securitization proceeding costs and expenses of Cleco, and miscellaneous administrative costs. The upfront financing costs (excluding costs of obtaining credit enhancements, if any) are capped at the estimated amount of $10 million, which $10 million amount will be included in the original principal amount of the energy transition bonds under this Financing Order, subject to later review under Findings of Fact Paragraph 20 and Ordering Paragraph 3.

17.	Ongoing financing costs are those that will be incurred annually to support and service the energy transition bonds after issuance, and those costs will be recovered or paid from energy transition charges. Consistent with Section 1272(12), the ongoing financing costs include, among other costs, servicing fees, administration fees, fees and expenses of the indenture trustee and its counsel, external accountants’ fees, external legal fees and expenses, ongoing costs of additional credit enhancement (if any), costs of hedge and swap transactions (if any), independent manager’s fees, rating agency fees, printing and filing costs, true-up administration fees, fees and expenses of counsel for Cleco and the SPE, the ongoing financing costs set forth in Findings of Fact Paragraph 79, and other miscellaneous costs.

Order No. U-37213

Findings of Fact

18.	The actual upfront financing costs and certain ongoing financing costs will not be known until on or about the date the energy transition bonds are issued; other upfront and ongoing financing costs may not be known until such costs are incurred. In consultation with the Commission Staff and Commission Advisors, Cleco and the SPE will select the underwriters.

19.	Cleco has provided estimates of upfront financing costs totaling approximately $10 million in Appendix C. Cleco has also provided in Appendix C estimates of ongoing financing costs for the first year following the issuance of the energy transition bonds to be approximately $545,000.00, assuming Cleco is the servicer. Cleco shall update the estimate of ongoing financing costs prior to the pricing of the energy transition bonds as part of the Issuance Advice Letter process.

20.	Within ninety (90) days after the issuance of the energy transition bonds, Cleco will provide to the Commission Staff a final accounting of the upfront financing costs which will be reviewed and reconciled by the Commission Staff to prudently and actually incurred costs. If the actual upfront financing costs are less than the estimated $10 million upfront financing costs included in the principal amount financed, then the unused difference between the estimated upfront financing costs (plus income earned on the unspent proceeds through investment by the indenture trustee in eligible investments) minus the actual upfront financing costs shall be paid into the restricted energy transition reserve as provided in Findings of Fact Paragraphs 15 and 99. If the Commission finds that a portion of the upfront financing costs actually reimbursed to the SPE or the Company were not prudent, then the Company shall reimburse that portion by paying that amount into the restricted energy transition reserve account. The Commission will not make or cause adjustments to the energy transition charges, the energy transition property, or the energy transition bonds as a result of this review of the upfront financing costs.

3.	Energy Transition Reserve Calculation; Carrying Costs

21.	As provided in the Revenue Requirement Order and Findings of Fact Paragraph 15, the amount of energy transition costs included in the original principal amount of the energy transition bonds includes monies to be deposited and invested in a restricted segregated interest bearing account as an energy transition reserve. No later than ninety (90) days after the issuance of the energy transition bonds, Cleco shall calculate an amount equal to their original principal amount (together with income earned on the unspent funds), less actual upfront financing costs as calculated under Findings of Fact Paragraph 20, and less the Dolet Hills regulatory assets calculated under Findings of Fact Paragraph 15, and deposit the difference in the energy transition reserve. This amount so calculated and paid into the restricted energy transition reserve account will not affect the energy transition charges, the energy transition property, or the energy transition bonds. The procedures, restrictions and requirements regarding the use of these funds in the energy transition reserve (including the interest earnings) are provided in Findings of Fact Paragraph 100 and Ordering Paragraph 47.

Order No. U-37213

Findings of Fact

22.	Cleco shall accrue and recover a carrying charge as an additional regulatory asset-DHPS Carrying Charge for carrying costs on the regulatory assets comprising Dolet Hills energy transition costs, to the extent provided in the Revenue Requirement Order and Ordering Paragraph 66. The accrual and recovery of this regulatory asset-DHPS Carrying Charge will not affect the energy transition charges, the energy transition property, or the energy transition bonds.

4.	Amount to be Financed

23.	Cleco should be authorized to cause energy transition bonds to be issued by its SPE in an aggregate original principal amount of $305 million, to be established pursuant to Ordering Paragraph 25, equal to the sum of: (a) $295 million of energy transition costs pursuant to the Revenue Requirement Order, including the costs of funding an energy transition reserve in a restricted segregated account in the amount calculated as provided in Findings of Fact Paragraphs 15 and 99, plus (b) upfront financing costs which are set (for this purpose) at $10 million (but are subject to further review as provided in Findings of Fact Paragraph 20), with such sum being further subject to any increase adjustment, pursuant to the Issuance Advice Letter, to reflect the costs of any approved credit enhancement under Findings of Fact Paragraph 49. The final total original principal amount of the energy transition bonds so issued will be set in the final Issuance Advice Letter, consistent with this Financing Order.

5.	Designee Appointment; Issuance Advice Letter Process

24.	Because the actual structure and pricing of the energy transition bonds and the precise amounts of upfront and ongoing financing costs will not be known at the time that this Financing Order is issued, Cleco has proposed a process by which the terms of the energy transition bonds can be reviewed by the Commission Staff, the Commission Advisors and the Commission designee appointed below as they are developed and finalized and by which the final transaction terms and costs can be approved.

Order No. U-37213

Findings of Fact

25.	Cleco has requested that the Commission appoint a designee (the “Designee”) who is authorized to approve, by concurrence as described in Findings of Fact Paragraph 33, the final terms, structuring and pricing of the transaction as set forth in the final Issuance Advice Letter. The Designee’s review of and concurrence with the Issuance Advice Letter, based upon advice of the Commission’s Staff and Commission Advisors, shall be limited to determining that (i) the final structuring, terms and pricing of the energy transition bonds in the Issuance Advice Letter are consistent with the criteria established in this Financing Order and (ii) the mathematical calculations are accurate. The Designee shall approve the final Issuance Advice Letter if the Designee determines that those two standards are met and such approval will be final, irrevocable and incontestable without need of further action by the Commission. The Commission finds that the appointment of a Designee is a reasonable method to protect customers and to assure Cleco and the investing public that all approvals in connection with the issuance of the energy transition bonds have been obtained as further provided in Findings of Fact Paragraphs 33 and 34. The Commission Executive Secretary, or in his absence or incapacity the Chairman (and in his absence or incapacity, the Vice Chairman), is appointed as Designee, with individual authority to take action in that capacity (subject to Ordering Paragraph 8).

26.	Following determination of the final terms and structure of the energy transition bonds and prior to the issuance of such bonds, Cleco must file with the Commission no later than two (2) business days after the pricing of the bonds an “Issuance Advice Letter”. The Issuance Advice Letter will include the estimated and capped total upfront financing costs of the energy transition bonds set at $10 million (including a contingency amount to round up to that number), the cost of any additional credit enhancement, the updated estimated ongoing financing costs of administering, servicing and supporting the bonds, the required principal amount of the bonds, as well as the bonds’ structure (maturities and tranches) and the interest rates and other terms of the energy transition bonds. The Issuance Advice Letter will be completed and report the actual dollar amount of the initial energy transition charges and other information specific to the energy transition bonds to be issued. The final Issuance Advice Letter also will report the amounts of the Company’s regulatory assets for the Plant and the Mines determined as of the end of the calendar month immediately preceding the date of the issuance of the energy transition bonds (but those amounts may be left blank in the submitted drafts). The filed Issuance Advice Letter shall be substantially in the form of Appendix A to this Financing Order.

27.	Cleco will provide a draft Issuance Advice Letter to the Commission Staff for review no later than two weeks prior to the expected date of initial marketing of the energy transition bonds. Within one week after receipt of the draft Issuance Advice Letter, Commission Staff will provide to Cleco any comments that Staff may have regarding the adequacy of the information provided, in comparison to the required elements of the Issuance Advice Letter.

Order No. U-37213

Findings of Fact

28.	A second draft Issuance Advice Letter shall be provided by Cleco to the Commission Staff within two (2) business days before the scheduled pricing date of the energy transition bonds, or such other date agreed to by the Company and the Commission Designee.

29.	A final Issuance Advice Letter shall be filed by Cleco with the Commission within two (2) business days after the completion of the pricing of the energy transition bonds, which shall attach a certificate from the Company and be accompanied contemporaneously by a filed certificate from its bookrunning underwriters that each include certification that the structuring and pricing of the energy transition bonds complies with the terms of this Financing Order, including without limitation Findings of Fact Paragraph 97 and Ordering Paragraph 6. Only Cleco is required to sign the final Issuance Advice Letter. The bookrunning underwriter(s) certificate(s) will be filed contemporaneously with the final Issuance Advice Letter in compliance with Findings of Fact Paragraph 97.

30.	The Commission Staff, the Designee and the Commission Advisors shall provide prompt input to Cleco on draft Issuance Advice Letter submissions so that any potential objections or issues regarding the information provided, including but not limited to the structuring and pricing of the energy transition bonds, can be addressed as soon as practicable. The Commission acknowledges that the rejection of any pricing of the energy transition bonds after an underwriting agreement is executed could have adverse consequences to Cleco in its future financing activities.

31.	The completion and filing of a final Issuance Advice Letter substantially in the form of the issuance advice letter attached as Appendix A is necessary to ensure that any securitization financing actually undertaken by Cleco complies with the terms of this Financing Order.

32.	The final Issuance Advice Letter will update the benefit analysis of the net present value of the savings resulting from securitization, as compared to conventional methods of financing or recovering energy transition costs.

33.	Within one business day of receipt of the final Issuance Advice Letter, the Designee shall either (a) approve the transaction by executing and filing a concurrence statement (the “Concurrence”) and delivering a copy to Cleco, or (b) reject the Issuance Advice Letter and state the reasons therefor. The Designee’s review of the Issuance Advice Letter shall be limited to the matters specified in Findings of Fact Paragraph 25. The Designee shall approve the transaction using the form of Concurrence attached as Attachment 5 to the Issuance Advice Letter. A change in market conditions between the date and time of the actual pricing of the energy transition bonds and that of the Designee’s review of the Issuance Advice Letter shall not constitute grounds for rejecting the Issuance Advice Letter.

Order No. U-37213

Findings of Fact

34.	The Designee’s approval of the Issuance Advice Letter through the Concurrence shall be final, irrevocable, and incontestable without need of further action by the Commission and shall establish and evidence the binding approval by the Commission of the structuring, terms and pricing of the energy transition bonds and all related documents and security as being consistent with this Financing Order. The Designee’s approval of the Issuance Advice Letter shall, pursuant to the Commission’s authority under this Financing Order and without the need for further action by the Commission, constitute the affirmative and conclusive authorization for Cleco and the SPE to execute the issuance of the energy transition bonds on the terms set forth in the Issuance Advice Letter.

6.	Customer Benefits

35.	The Securitization Act permits the Commission to consider whether the proposed structuring, expected pricing, and financing costs of the energy transition bonds are reasonably expected to result in lower overall costs to customers as compared with conventional methods of financing or recovering energy transition costs. The primary benefits of the proposed structure arise from replacing traditional debt and equity of the utility with highly-rated, lower interest rate debt. The benefits of the energy transition reserve include that it is the most efficient means and the lowest cost method to finance the recovery of future Dolet Hills energy transition costs. In this proceeding, the Commission finds that Cleco’s financial analysis and Securitization Testimony shows that the financing as proposed by Cleco will produce a significant benefit to customers on a net present value basis as compared to conventional utility financing methods or alternative methods of recovery of energy transition costs (including the energy transition reserve). Cleco’s weighted average cost of capital as of July 1, 2024, is 9.54% (grossed-up for taxes). Cleco’s weighted average cost of capital includes the equity component from Cleco’s Commission-authorized return on equity, which was established pursuant to Commission Order No. U-36923 issued July 17, 2024. In comparison, assuming for instance a weighted average annual interest rate of the energy transition bonds of 5.963% under a base case scenario, this difference in the cost of capital yields savings, on a net present value basis, of approximately $94.3 million for the customers. Even if interest rates increase before the issuance of the energy transition bonds by 1.5% (from the base case assumption of 5.963% to a level as high as 7.463%), the savings for customers will remain significant (approximately $49.8 million on a net present value basis). The Commission finds that these benefits are reasonably expected to result in lower overall costs to customers as compared to conventional methods of financing or recovering energy transition costs so long as the weighted average interest rate on all tranches of the energy transition bonds is less than Cleco’s weighted average cost of capital.

Order No. U-37213

Findings of Fact

36.	The Securitization Act recognizes that this securitization financing transaction is a valid public purpose. The Commission acknowledges that the lower interest rate obtainable on the energy transition bonds requires that the Commission’s obligations under this Financing Order be direct, irrevocable, unconditional and legally enforceable against the Commission.

C.         Structure of the Proposed Financing

1.	The Special Purpose Entity (The “SPE”)

37.	For purposes of this securitization financing transaction, Cleco is forming the “SPE”, a special purpose energy transition funding entity that, as contemplated by Section 1273(D)(2), is a Louisiana limited liability company formed with Cleco as its sole member.[14] The SPE is formed for the limited purpose of acquiring energy transition property, issuing energy transition bonds in one or more tranches, and performing other activities relating thereto or otherwise authorized by this Financing Order. The SPE will not be permitted to engage in any other activities and will have no assets other than energy transition property and related assets to support its obligations under the energy transition bonds. Obligations relating to the energy transition bonds will be the SPE’s only significant liabilities. The objective of these restrictions on the activities of the SPE and restrictions on the ability of Cleco to take action on the SPE’s behalf is to ensure that the SPE will be bankruptcy remote and not affected by a bankruptcy of Cleco. The SPE will be managed by a board of managers with rights and duties similar to those of a board of directors of a corporation. As long as the energy transition bonds remain outstanding, the SPE will have at least one independent manager with no organizational affiliation with Cleco other than acting as independent managers for any other bankruptcy-remote subsidiary of Cleco or its affiliates. The SPE will not be permitted to amend the provisions of the organizational documents that ensure bankruptcy-remoteness of the SPE without the written consent of Cleco as the sole member plus the affirmative vote of a majority of its managers, including the affirmative vote of all independent managers. Similarly, the SPE will not be permitted to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or to dissolve, liquidate, consolidate, convert, or merge, without the affirmative vote of Cleco as the sole member plus the unanimous affirmative vote of its managers, including the affirmative vote of all independent managers.[15] Additionally, Cleco shall not apply for judicial dissolution of the SPE, and Cleco is not permitted to and shall not withdraw from or otherwise cease to be a member of the SPE for any reason whatsoever, including that Cleco itself shall not dissolve or otherwise terminate its legal existence, unless an acceptable new member of the SPE is substituted for Cleco, until all energy transition bonds issued pursuant to this Financing Order and all financing costs have been paid in full. Other restrictions to ensure bankruptcy-remoteness may also be included in the organizational documents of the SPE as required by the rating agencies. In addition, the Commission will waive any rights it may have to rescind this Financing Order under La. R.S. 12:1308.2(E) if the SPE becomes delinquent in filing its annual report required under La. R.S. 12:1308.1.

14 This SPE (likely to be named Cleco Securitization II, LLC) is a different legal entity than the subsidiary Cleco Securitization I LLC created pursuant to Order No. U-35807-B and the subsidiary Cleco Katrina/Rita Hurricane Recovery Funding LLC created pursuant to Order No. U-29517-B.

15 § 1273(D)(2).

Order No. U-37213

Findings of Fact

38.	The initial capital of the SPE is a nominal amount of $1,000.00. Concurrently with the issuance of the energy transition bonds, an amount that will not be less than 0.75% of the original principal amount of the energy transition bonds will be invested by Cleco (from separate funds) in the SPE as provided in Findings of Fact Paragraph 66. Adequate funding of the SPE will minimize the possibility that Cleco would have to extend funds to the SPE in a manner that could jeopardize the bankruptcy remoteness of the SPE, and is a factor in treating the financing as a borrowing by Cleco for federal income tax purposes. A sufficient level of capital is necessary to minimize the risk that the SPE would not be treated as bankruptcy remote from Cleco and, therefore, assist in achieving the lowest reasonable cost to customers for the Dolet Hills energy transition costs.

39.	The use and proposed structure of the SPE and the limitations related to its organization and management are necessary to minimize risks related to the proposed securitization financing transaction and to minimize the energy transition charges. Therefore, the use and proposed structure of the SPE should be approved. The Commission will not exercise any authority to approve or not approve any independent manager of the SPE selected by the Company.

2.	Structure and Documents

40.	The SPE will issue energy transition bonds in one or more tranches, in an aggregate amount not to exceed the principal amount approved pursuant to this Financing Order. The SPE will pledge to the indenture trustee, as collateral for payment of the energy transition bonds, the energy transition property, including the SPE’s right to receive the energy transition charges as and when collected, and certain other collateral described in Cleco’s Securitization Testimony.

41.	Concurrent with the issuance of any of the energy transition bonds, Cleco will transfer to the SPE Cleco’s rights under this Financing Order, including without limitation rights to impose, bill, charge, collect, and receive energy transition charges approved in this Financing Order, but excluding Cleco’s rights (i) to recover additional prudently incurred Dolet Hills energy transition costs by use of the energy transition reserve (or, as to additional energy transition costs beyond the project costs included in the principal amount financed, by recovery through a regulatory asset to be established after the restricted energy transition reserve is depleted, consistent with the Revenue Requirement Order), (ii) to earn and recover the authorized rate of return on Cleco’s capital investment in the SPE, (iii) to receive the annual administration fee and annual servicing fee and expenses under the contracts approved pursuant to this Financing Order, and (iv) to recover the DHPS Carrying Charge referenced in Findings of Fact Paragraph 22 and Ordering Paragraph 66 (collectively, the “Company Retained Rights”). This transfer will be structured so that it will qualify as a true sale within the meaning of Section 1275(1). By virtue of the transfer, the SPE will acquire all of the right, title, and interest of Cleco in the energy transition charges arising under this Financing Order.

Order No. U-37213

Findings of Fact

42.	The revenue calculation of the energy transition charges authorized by this Financing Order will be at all times sufficient to pay the scheduled principal of and interest on the energy transition bonds, together with related financing costs. The energy transition bonds will be issued pursuant to the indenture administered by the indenture trustee for the energy transition bondholders. The indenture will include provisions for a collection account and subaccounts for the collection and administration of the energy transition charges and payment or funding of the principal and interest on the energy transition bonds and other financing costs in connection with the energy transition bonds, as described in Cleco’s Securitization Testimony. Any energy transition charge revenues not required for the current payment of scheduled principal and interest due on the energy transition bonds, together with related financing costs, including but not limited to the funding of any overcollateralization or reserve account, will be available to pay such amounts in a future period.

43.	Cleco will prepare and provide to the Commission Staff and Commission Advisors proposed forms of an Indenture, a Limited Liability Company Operating Agreement (for the SPE), a Sale Agreement, an Administration Agreement, a Servicing Agreement, and an Intercreditor Agreement, which set out in substantial detail certain terms and conditions relating to the transaction and security structure. Each of these documents will be reviewed by the Commission Staff and Commission Advisors consistent with Findings of Fact Paragraph 94 and be approved in the Issuance Advice Letter process.

44.	Cleco will also prepare and provide a proposed form of prospectus and term sheet or other offering documents to be used in connection with the offering and sale of the energy transition bonds. These offering materials will be subject to review and comment by Commission Staff and Commission Advisors consistent with Findings of Fact Paragraph 94 and the Issuance Advice Letter process.

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Findings of Fact

3.	Credit Enhancement and Arrangements to Enhance Marketability

45.	Cleco has not requested approval to use variable rate bonds or any hedges or swaps that might be used in connection therewith.

46.	In current market conditions, it is uncertain whether the benefits of an interest rate swap within the energy transition bond structure will outweigh the costs of researching and preparing the swap and result in lower energy transition charges.

47.	An interest rate swap within the energy transition bond structure could expose customers to higher risks in relation to the energy transition charges and the ability of the swap counterparty to meet its obligations.

48.	The Commission concurs that the use of variable rate debt and the associated interest rate swaps or hedges is not advantageous or cost effective for customers.

49.	As described in the testimony of Mark Gilmore/J.P. Morgan, credit enhancements (beyond those proposed in the Securitization Application) are not anticipated to be necessary. Nonetheless, the Company will propose the use of additional forms of credit enhancement (including overcollateralization accounts or additional reserve or other subaccounts, letters of credit, surety bonds, and other mechanisms designed to promote credit quality) and arrangements to enhance marketability of the energy transition bonds, if necessary, but only if such enhancements and arrangements are reasonably expected to result in net benefits to customers. It may not be known until the energy transition bonds are about to be issued whether the use of credit enhancements and arrangements will be necessary. That decision therefore is appropriate to be made as part of the Issuance Advice Letter process. Cleco also asked that the costs of any credit enhancements as well as the costs of arrangements to enhance marketability be included in the amount of upfront financing costs to be financed. Cleco should be permitted to recover the upfront financing and ongoing financing costs of credit enhancements and arrangements to enhance marketability, provided that the Commission’s Financial Advisor and Cleco agree in advance through the Issuance Advice Letter process that such enhancements and arrangements provide benefits greater than their tangible and intangible costs consistent with Findings of Fact Paragraph 69. If Cleco proposes the use of such credit enhancements or arrangements, Cleco shall provide to the Commission’s Financial Advisor copies of cost/benefit analyses, if any, performed by or for Cleco that support the request to use such enhancements and arrangements. It would not be equitable for Cleco to have to bear any of the costs for such credit enhancements and arrangements when the only reason for their incurrence would be to achieve lower energy transition costs to customers than would result without the credit enhancement. The costs of any such credit enhancements or arrangements provided for herein shall not be subject to the $10 million cap on upfront financing costs. Any such additional upfront costs will be reflected in the Issuance Advice Letter. This finding does not apply to the collection account or its subaccounts explicitly approved elsewhere in this Financing Order.

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Findings of Fact

50.	Cleco’s proposed use of credit enhancements and arrangements to enhance marketability is reasonable and should be approved, if the Commission Designee determines, based upon the advice of the Commission’s Financial Advisor, that the enhancements or arrangements provide benefits greater than their costs. Utility securitization financings using the transaction structure approved by this Financing Order generally do not require additional credit enhancement to obtain the desired higher credit ratings.

4.	Energy Transition Property

51.	Pursuant to Section 1272(10), the energy transition property consists of the following:

(1)	the rights and interests of Cleco or the successor or assignee of Cleco under this Financing Order, including the right to impose, bill, charge, collect, and receive energy transition charges authorized by this Financing Order, the right to enforce the obligations of Cleco to collect and service the energy transition charges, and the right to obtain periodic adjustments to such charges as are provided in this Financing Order, except for the Company Retained Rights, and

(2)	all revenues, collections, claims, rights to payment, payments, money, or proceeds arising from the rights and interests specified in the first numbered bullet of this Paragraph, regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money, or proceeds.

The energy transition property does not include Cleco’s rights under the energy transition bonds transaction documents, such as the Servicing Agreement and the Administration Agreement, and the other Company Retained Rights.

52.	As of the effective date of this Financing Order, energy transition property is created and established for the benefit of Cleco, which energy transition property, pursuant to Section 1274(A) and Section 1275(3), is incorporeal movable property in the form of a vested contract right and is a contractual obligation of irrevocability by the Commission in favor of Cleco, its assignees and the financing parties.

Order No. U-37213

Findings of Fact

53.	Pursuant to Section 1273(C)(7) and Section 1274(B), the energy transition property created by this Financing Order will continue to exist until the energy transition bonds issued pursuant to this Financing Order are paid in full and all financing costs of the bonds have been recovered in full.

54.	Energy transition property and all other collateral will be held (in pledge) and administered by the indenture trustee pursuant to the indenture, as described in Cleco’s Securitization Testimony. This proposal will help achieve the desired higher bond credit ratings and therefore lower energy transition charges and should be approved.

5.	Servicer and the Servicing Agreement

55.	Cleco will execute a servicing agreement with the SPE, which will pledge its rights thereunder pursuant to the indenture to the indenture trustee for the benefit and security of energy transition bondholders. The servicing agreement may be amended, renewed or replaced by another servicing agreement. Cleco will be the initial servicer. Cleco will not resign as servicer or voluntarily assign or outsource this responsibility except with the Commission’s prior approval and upon a demonstration that the costs under an alternative arrangement will be no more than if Cleco continued to perform such services itself, or there is another affiliate that will provide such services at the same or lower cost than if Cleco continued to perform such services itself, or there is a successor entity to Cleco as the result of a merger or other restructuring that assumes Cleco’s responsibilities as the servicer and administrator. However, Cleco may be replaced as servicer by another entity under certain circumstances detailed in the servicing agreement, or set forth in the Intercreditor Agreement among Cleco (in its multiple capacities), both the SPE and the other special purpose subsidiary of Cleco under Order No. U-35807-B for the 2022 storm securitization, and both the indenture trustees in this securitization financing and that securitization financing. Pursuant to the servicing agreement, the servicer is required, among other things, to impose and collect the applicable energy transition charges for the benefit and account of the SPE or its pledgees, to make the periodic true-up adjustments of energy transition charges required or allowed by this Financing Order, and to account for and remit the applicable energy transition charges to or for the account of the SPE or its pledgees in accordance with the remittance procedures contained in the servicing agreement without any charge, deduction or surcharge of any kind (other than the servicing fee specified in the servicing agreement). Under the terms of the servicing agreement, if any servicer fails to perform its servicing obligations in any material respect, the indenture trustee acting under the indenture to be entered into in connection with the issuance of the energy transition bonds, or the indenture trustee’s designee, may, or, upon the instruction of the requisite percentage of holders of the outstanding amount of energy transition bonds, shall appoint another servicer to replace the defaulting servicer, with the SPE’s prior written consent (which shall not be unreasonably withheld), in which case the successor servicer will perform the obligations of the servicer under the servicing agreement and Ordering Paragraph 42. The obligations of the servicer under the servicing agreement and the circumstances under which an alternate servicer may be appointed are more fully described in the servicing agreement. The rights of the SPE under the servicing agreement will be included in the collateral pledged by the SPE to the indenture trustee under the indenture for the benefit of holders of the energy transition bonds.

Order No. U-37213

Findings of Fact

56.	The servicer shall remit energy transition charges to the SPE or the indenture trustee each servicer business day in accordance with the methodology described in the servicing agreement consistent with the Securitization Testimony. Thus, while Cleco is the servicer, as described in the Securitization Testimony this methodology will include remittances based on estimated daily collections (subject to subsequent reconciliation with actual customer receipts), using a weighted average balance of days outstanding on retail bills and the prior year’s write-off experience, consistent with Findings of Fact Paragraph 85. As set forth in the servicing agreement, the Company will include in this remittance an allowance for the estimated write-off amount based on the prior annual period. Cleco will not be required to credit customers or the SPE with any earnings accruing to Cleco on transferred and untransferred daily collections of energy transition charges. The Company will track its remittance performance in accordance with the servicing agreement. The servicing agreement also will provide for periodic reconciliations (not less than annually) of estimated remittances (including the estimated write-off amount) with actual collections of the energy transition charges.

57.	The servicer will be entitled and allowed to receive pursuant to the servicing agreement an annual servicing fee fixed at 0.05% of the initial principal amount of the energy transition bonds, subject to the mechanism described in Ordering Paragraph 26 (to include those fees as an identified revenue credit in each rate case next following collection of those fees), which ensures that both the customers and the Company are protected in the event the costs of servicing are greater or lesser than the fixed servicing fee. That methodology (the fixed fee and mechanism contained in that Ordering Paragraph) ensures that the annual servicing fee will include only those costs related to the servicing function and that customers will not be charged twice for the same costs. Ongoing external information technology costs, bank wire fees, and internal legal fees related to the servicing agreement are part of this servicing fee. In addition, Cleco, as initial servicer and administrator, shall be entitled and allowed to receive reimbursement for its out-of-pocket costs for external accounting and external legal services as well as for other items of costs that will be incurred annually to support and service the energy transition bonds after issuance and its costs incurred under the sale agreement for the energy transition property. The Commission approves the servicing fee and ongoing financing costs as described herein as reasonable. The Commission also approves, in the event of a default by Cleco as the initial servicer resulting in the appointment of a successor non-affiliate servicer, a higher annual servicing fee not to exceed 0.60% of the initial principal amount of the energy transition bonds, unless Cleco (or the SPE or the financing parties) demonstrates to the Commission that an even higher servicing fee must be paid in order to obtain the services based on the prevailing market conditions at that time and the Commission approves such higher fee at such time as provided in Ordering Paragraph 42. To the extent a higher servicing fee is caused by the replacement appointment of a non-affiliate servicer due to the negligence, misconduct or termination for cause of Cleco or its affiliate servicer, the servicing agreement will provide (for the benefit of the Commission) that Cleco shall bear the increased portion, and not its customers. In addition to the annual servicing fee, Cleco will be entitled and allowed to receive pursuant to the administration agreement an annual administration fee for providing administrative and support services to the SPE fixed at $100,000.00 (with no escalation). The Commission approves the administration fee as described herein as reasonable.

Order No. U-37213

Findings of Fact

58.	The obligations to continue to provide service and to collect and account for energy transition charges will be binding upon Cleco and any other entity that provides retail electric services to Cleco’s LPSC-jurisdictional customers, consistent with Findings of Fact Paragraph 75. The Commission will enforce the obligations imposed by this Financing Order, the Commission’s applicable substantive rules, and applicable statutory provisions.

59.	When the energy transition property created by this Financing Order is sold and transferred to the SPE as an assignee under the Securitization Act, Cleco will enter into a contract with that assignee SPE that will require Cleco (or its successor under such contract) to continue to operate Cleco’s electric system providing service to Cleco’s LPSC-jurisdictional customers. That contract with the SPE will further provide that if the transmission and distribution business of Cleco or its successor is split, Cleco or its successor will require that the entity acquiring the electric transmission or distribution system to agree to continue to operate the facilities to provide electric service to Cleco’s LPSC-jurisdictional customers. Furthermore, if the entity acquiring the electric transmission or distribution system is so designated by the Commission in connection with an order relating to that split, then Cleco’s contract with that acquiring entity also will require that acquiring entity undertake to collect, account and remit amounts in respect of the energy transition charges for the benefit and account of SPE (or its financing party).

Order No. U-37213

Findings of Fact

60.	No provision of this Financing Order shall prohibit Cleco from selling, assigning or otherwise divesting any of its transmission system or distribution system or any portion thereof providing service to Cleco’s LPSC-jurisdictional customers, by any method whatsoever, including those specified in Ordering Paragraph 57 pursuant to which an entity becomes a successor, so long as the entities acquiring either such system or portion thereof agree to continue operating such facilities to provide service to LPSC-jurisdictional customers. Nothing in this Financing Order is intended to limit or impair any authority of the Commission concerning the transfer of ownership or control of Cleco or its assets.

61.	The servicing arrangements described in Findings of Fact Paragraphs 55 through 60 are reasonable, will reduce risk associated with the proposed financing and should, therefore, result in lower energy transition charges and greater benefits to customers and should be approved.

6.	Energy Transition Bonds: Maturity and Issuance

62.	The scheduled final payment date of any of the energy transition bonds authorized by this Financing Order will not exceed twenty-one (21) years from the date of issuance of such tranche. The legal final maturity date of any tranche of energy transition bonds will not be more than two (2) years after the scheduled final payment date for such tranche. The scheduled final payment date and legal final maturity date and interest rate of each tranche and amounts in each tranche will be finally determined by Cleco, consistent with market conditions and indications of the rating agencies, at the time the energy transition bonds are priced, but subject to Cleco’s compliance with the Issuance Advice Letter process. Pursuant to Section 1273(E), but subject to the limitations set forth in this Financing Order including required consultation with the Commission Staff and Financial Advisor as part of the Issuance Advice Letter process, Cleco will retain sole discretion regarding whether or when to assign, sell, or otherwise transfer any rights arising under this Financing Order, or to cause the issuance of any energy transition bonds authorized by this Financing Order. The SPE will issue the energy transition bonds no earlier than the third business day after pricing of the energy transition bonds.

63.	The Commission finds that the proposed financing transaction structure allocating the revenue requirements for each customer class annually in accordance with the class-by-class allocations resulting from Cleco’s most recent annual base revenue forecast as contemplated by Findings of Fact Paragraphs 81 and 82 (including the reduction in base rate allocation to standby customers therein), subject to further modification in accordance with rating agencies’ requirements and the true-up mechanism approved in this Financing Order, is in the public interest and should be adopted and used. The Commission further has considered the proposed financing transaction structure providing projected aggregate annual energy transition charges to customers that would be relatively level and stable or modestly decreasing (excluding possibly the first payment period) as a percentage of base rate revenues for each customer class over the term of the energy transition bonds, if the actual year-to-year changes in customer delivery load match the changes forecast at the time the energy transition bonds are structured and other assumptions are realized, subject to rating agencies’ requirements and to further modification in accordance with the true-up mechanism approved in this Financing Order. The Commission finds that this proposed financing transaction structure is in the public interest and should be adopted.

Order No. U-37213

Findings of Fact

7.	Security for Energy Transition Bonds

64.	The payment of the energy transition bonds and related charges authorized by this Financing Order is to be secured by the energy transition property created by this Financing Order and by certain other collateral as described in the Securitization Testimony. The energy transition bonds will be issued pursuant to the indenture administered by the indenture trustee. The indenture will include provisions for a collection account and subaccounts for the collection and administration of the energy transition charges and payment or funding of the principal and interest on the energy transition bonds and other costs, including fees and expenses, in connection with the energy transition bonds. Pursuant to the indenture, the SPE will establish a collection account as a trust account to be held by the indenture trustee as collateral to ensure the payment of the principal, interest, and other financing costs approved in this Financing Order related to the energy transition bonds in full and on a timely basis. The collection account will include the general subaccount, the capital subaccount, and the excess funds subaccount, and may include other subaccounts if approved pursuant to Findings of Fact Paragraph 69. A form of the indenture will be provided to the Commission Staff, as described in Findings of Fact Paragraph 43.

(a)	The General Subaccount

65.	The indenture trustee will deposit the energy transition charge remittances that the servicer remits to the indenture trustee for the account of the SPE into one or more segregated trust accounts and allocate the amount of those remittances to the general subaccount. The indenture trustee will on a periodic basis apply monies in this subaccount to pay expenses of the SPE, to pay principal and interest on the energy transition bonds, and to meet the funding requirements of the other subaccounts. The funds in the general subaccount will be invested by the indenture trustee in short-term high-quality investments meeting rating agencies’ requirements as provided in the indenture, and such funds (including, to the extent necessary, investment earnings) will be applied by the indenture trustee to pay principal and interest on the energy transition bonds and all other components of the periodic payment requirement (as defined in Findings of Fact Paragraph 79), and otherwise in accordance with the terms of the indenture and this Financing Order.

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Findings of Fact

(b)	The Capital Subaccount

66.	Concurrently with the issuance of the energy transition bonds, Cleco will make an additional capital investment to the SPE from Cleco’s own funds, which the SPE will deposit into the capital subaccount. The total amount of the capital investments, combined with the initial capital contribution as stated in Findings of Fact Paragraph 38, will be not less than 0.75% of the original principal amount of the energy transition bonds. The exact amount will be determined based upon rating agencies’ input, and established through the Issuance Advice Letter process. The capital subaccount will serve as collateral to ensure timely payment of scheduled principal and interest on the energy transition bonds and all other components of the periodic payment requirement. The funds in this subaccount will be invested by the indenture trustee in short-term high-quality investments meeting rating agencies’ requirements as provided in the indenture. Any amounts in the capital subaccount will be available to be used by the indenture trustee to pay principal and interest on the energy transition bonds and all other components of the periodic payment requirement if necessary due to a shortfall in energy transition charge collections. Any funds drawn from the capital subaccount to pay these amounts due to a shortfall in the energy transition charge collections will be replenished through future energy transition charge remittances as part of the true-up process. After payment in full of all energy transition bonds and the discharge of all obligations that may be paid by use of energy transition charges (including after any mandated delay in the discharge of the servicer under the servicing agreement), all amounts in the capital subaccount will be released to the SPE for distribution to and retention by Cleco (except any excess earnings) consistent with Ordering Paragraph 32.

67.	The capital investment to the SPE will be funded by Cleco from its own funds. Proceeds from the sale of the energy transition bonds will not be used to make the capital contribution. The Commission determines that Cleco may earn a rate of return on its capital investment in the SPE until returned by the SPE equal to the rate of interest established on the longest maturity tranche of the energy transition bonds, to be paid by means of periodic distributions from the SPE that are funded first by the income earned thereon through investment by the indenture trustee in eligible investments and second by any deficiency being collected through the true-up adjustments, and further, any actual earnings in excess of that rate will be credited by Cleco to customers through Rate Schedule ETSA.

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Findings of Fact

(c)	The Excess Funds Subaccount

68.	The excess funds subaccount will have an initial and target balance of zero and will hold any energy transition charge remittances and investment earnings on the collection account in excess of the amounts needed to pay current principal and interest on the energy transition bonds and to pay other periodic payment requirements (including, but not limited to, replenishing the capital subaccount). Any balance in or allocated to the excess funds subaccount on a true-up adjustment date will be subtracted from the periodic billing requirement (as described in Findings of Fact Paragraphs 80 and 86) for purposes of the true-up adjustment. The money in this subaccount will be invested by the indenture trustee in short-term high-quality investments meeting rating agencies’ requirements as set forth in the indenture, and such money (including investment earnings thereon) will be used by the indenture trustee to pay principal and interest on the energy transition bonds and other periodic payment requirements.

(d)	Other Subaccounts

69.	Other credit enhancements required by rating agencies or otherwise proposed by Cleco in the form of reserve or overcollateralization or other subaccounts may be utilized for the transaction if such enhancements are required to secure the desired higher bond credit rating, or to provide benefits greater than their tangible and intangible costs as demonstrated pursuant to Findings of Fact Paragraph 49, and are approved pursuant to the Issuance Advice Letter process. Such credit enhancements are not part of the $10 million estimate of and cap on upfront financing costs.

8.	Subaccounts Order of Use

70.	The collection account and the subaccounts described above are intended to provide for full and timely payment of scheduled principal and interest on the energy transition bonds and all other components of the periodic payment requirement. If the amount of energy transition charges remitted to the general subaccount is insufficient to make all scheduled payments of principal and interest on the energy transition bonds and to make payment on all of the other components of the periodic payment requirement, the excess funds subaccount and the capital subaccount will be drawn down, in that order, to make those payments. If any additional subaccount is required, such subaccount will be drawn down in the order provided in the indenture. Any reduction or deficiency in the capital subaccount due to such withdrawals must be replenished to the capital subaccount on a periodic basis through future energy transition charge remittances as part of the true-up process. In addition to the foregoing, there may be such additional accounts and subaccounts as are necessary to segregate amounts received from various sources, or to be used for specified purposes. Such additional accounts and subaccounts will be administered and utilized as set forth in the servicing agreement and the indenture. Upon the payment in full of all energy transition bonds and the discharge of all obligations including financing costs in respect thereof that may be paid by use of energy transition charges, all remaining amounts in the collection account, other than amounts that were in the capital subaccount (including earnings thereon), will be released to the SPE and equivalent amounts will be credited by Cleco to customers, all as prescribed by the Commission consistent with Ordering Paragraph 31.

Order No. U-37213

Findings of Fact

71.	The use of a collection account and its subaccounts in the manner proposed by Cleco is reasonable, will lower risks associated with the financing and thus lower the costs to customers, and should, therefore, be approved.

9.	Energy Transition Charges—Imposition and Collection; Nonbypassability; Pledges

72.	Cleco seeks authorization to impose on and to collect from its customers energy transition charges in an amount sufficient to provide for the timely payment of scheduled principal and interest on the energy transition bonds and financing costs related to the energy transition bonds. Cleco seeks to impose and collect the energy transition charges until the energy transition bonds issued pursuant to this Financing Order are paid in full and all financing costs of the bonds have been recovered in full. The term of the energy transition bonds will be consistent with Findings of Fact Paragraph 62.

73.	Energy transition charges may be separately identified on customer bills, or included on the line item on bills for (and with) other securitization charges (currently storm recovery charges, and potentially any similar securitization charges subsequently approved by the Commission) and surcredits. At least annually the servicer shall notify all customers, either by annual bill notifications with mailed bills or by notifications posted on the “my account” website pages of Cleco’s internet website, to the effect that the SPE (or its assignee) is the owner of the rights to the energy transition property and that the servicer is merely the collection agent for the SPE (or its assignee or pledgee). Cleco will work with the Commission Staff and Commission Advisors to develop the appropriate language that should appear on customer bill notifications and “my account” website pages as well as the timing of these annual bill notifications.

74.	If any customer does not pay the full amount of any bill to Cleco, the amount paid by the customer will be applied to all charges on the bill, including without limitation electric service charges, all energy transition charges (under this or future Commission orders), all storm recovery charges (under existing or future Commission orders), and all similar securitization charges under future Commission orders, based, as to a bill with charges covering more than one month, on the chronological order of billing, and, as to those charges with the same billing date, pro-rata. In addition, such partial collections representing energy transition charges, storm recovery charges, and any other similar securitization charges shall be allocated among all such securitization bonds pro-rata based upon the amounts billed with respect to each issuance of securitization bonds, provided that late fees and charges may be allocated to the servicer as provided in the tariff. The foregoing allocations will facilitate a proper balance between the competing claims to this source of revenue in an equitable manner.

Order No. U-37213

Findings of Fact

75.	Cleco, acting as servicer, and any successor servicer, will collect nonbypassable energy transition charges that are applied to all existing and future customers receiving retail electric service from Cleco or its successors under rate schedules or special contracts authorized or approved by the Commission. Cleco has proposed that the energy transition charge be nonbypassable within the meaning of Internal Revenue Procedures 2005-62 and 2024-15. Cleco proposes that energy transition charges for customers choosing to self-generate or co-generate will be assessed on the total amount, in the aggregate, of their firm and standby load served by Cleco (or its successors). Any customer who completely severs interconnection with Cleco may become exempt from continued payment of the energy transition charges. Customers utilizing standby service will continue to pay a proportional share of the energy transition charges, as modified in Findings of Fact Paragraph 82(a)(3). The rate design will utilize various combinations of Customer, Demand, and Energy charges for the various classes of customers. For accounts that may for various reasons require no energy usage on a monthly basis, Cleco proposes a Customer component energy transition charge of $2.00 per month, so that those customers also will contribute to the collection of energy transition charges. The Securitization Testimony of Christina C. McDowell describes this charge with greater specificity. The Commission finds that such nonbypassability provision is appropriate to ensure an equitable allocation of energy transition costs among customers and to secure the desired higher rating for the energy transition bonds.

76.	Pursuant to Sections 1272(8) and 1273(C)(10) and constitutional and other statutory authority, the Commission herein provides that, if restructuring of retail sales and distribution of electricity in Louisiana (including as a result of fundamental change in the manner of regulation of public utilities in Louisiana) subsequently provides that customers may choose to receive their electric supply service from another provider, including without limitation if retail access is mandated by the Commission or through action by the Federal Energy Regulatory Commission or federal legislation, such selection of another provider will not allow such retail electric customers to bypass the energy transition charge, so long as they continue to be attached to Cleco’s (or its successor’s) transmission or distribution lines. In the event of such restructuring, those customers who choose another provider for partial or full retail electric supply requirements, but remain attached to Cleco’s (or its successor’s) transmission or distribution lines, would be assessed the energy transition charge at the highest peak demand imposed on the Cleco (or its successor’s) system by demand metered customers and the highest peak consumption level of customers who are not demand metered, in each case during the twelve months immediately preceding the switch. Consistent with Findings of Fact Paragraph 58, the Commission provides and will ensure that all customers must pay the energy transition charges for and with regard to all electric load directly or indirectly connected to the electric facilities of Cleco or its successors, except solely as provided in Findings of Fact Paragraph 75. In the event such restructuring allows third parties other than the servicer to bill and collect energy transition charges, the energy transition charges shall be billed, collected, and remitted to the servicer in a manner that will not cause any of the then current credit ratings of the energy transition bonds to be suspended, withdrawn or downgraded.

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77.	Cleco’s proposal related to imposition and collection of energy transition charges is reasonable and is necessary to ensure collection of energy transition charges sufficient to support recovery of the costs approved in this Financing Order and should be approved. It is reasonable to approve the forms of Appendix B-1 (Rate Schedule ETCA) and Appendix B-2 (Rate Schedule ETSA) to this Financing Order and require that these tariff provisions be filed before any energy transition bonds are issued pursuant to this Financing Order. The energy transition charges imposed by this Financing Order are irrevocable, binding, and nonbypassable charges.

78.	Cleco’s Securitization Testimony included support that the rating and credit quality of the energy transition bonds would be enhanced by the provision of a Commission pledge, as permitted under Section 1273(C)(5) of the Securitization Act (and set forth in Ordering Paragraph 50), as well as the State pledge set forth in Section 1279 (and discussed in Conclusions of Law Paragraph 42), protecting the energy transition charges.

10.	Periodic Payment and Billing Requirements; Allocations

79.	The periodic payment requirement is the required periodic payment for a given period (i.e., semi-annually, or such other applicable period) due under (or otherwise payable with respect to) the energy transition bonds. As to be more fully specified in the bond financing documents, each periodic payment requirement includes: (a) the principal amortization of the energy transition bonds in accordance with the expected amortization schedule (including deficiencies of previously scheduled principal for any reason); (b) periodic interest on the energy transition bonds (including any accrued and unpaid interest); and (c) ongoing financing costs consisting of, without limitation, any necessary replenishment of the capital subaccount, any deficiency between the capital subaccount’s income from investment and the amount of return on investment earned by Cleco, the servicing fee, the administration fee, rating agencies’ fees, indenture trustee’s fees, any indemnity payments to the indenture trustee, external legal and external accounting fees (including required annual legal opinions and financial reporting), other ongoing fees and expenses, and the costs, if any, of maintaining any credit enhancements. The initial periodic payment requirement for the energy transition bonds issued pursuant to this Financing Order shall be updated in the Issuance Advice Letter.

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80.	The periodic billing requirement represents the aggregate dollar amount of energy transition charges that must be billed during a given period (i.e., semi-annually, or such other applicable period) so that the projected energy transition charge collections will be timely and sufficient to meet the entire aggregate periodic payment requirement for that period, based upon: (i) forecast usage data for the period; (ii) forecast uncollectibles for the period; and (iii) forecast lags in collection of billed energy transition charges for the period. In the true-up process, the over or under collection from any period will be added to or subtracted from, as the case may be, the periodic billing requirement for the upcoming period. Any balance in the excess funds subaccount on a true-up adjustment date will be subtracted as part of this calculation, consistent with Findings of Fact Paragraph 86.

81.	Cleco proposed resetting allocation factors annually for each customer rate class in accordance with Cleco’s most recently completed annual base revenue forecast, for the distribution of the periodic billing requirement to each customer rate class, in the Securitization Testimony of Christina C. McDowell (with the Application and the Securitization Stipulated Settlement). The initial allocators will be determined in accordance with Cleco’s most recent annual base revenue forecast. Thereafter annually, the allocators will be reset in proportion to each customer class’ allocation percentage from the most recent base revenue forecast. The last utilized allocations will be used if no new allocations have been determined at a particular time.

82.	The Commission adopts the allocator reset methodology proposed by Cleco and reflected in the Securitization Testimony, Findings of Fact Paragraph 81, Ordering Paragraph 36, and illustrated by Appendix B-1 hereto.

(a)	The periodic billing requirements shall be allocated in accordance with the class-by-class allocations resulting from Cleco’s annual base revenue forecast.

(1)	The initial allocation of the periodic billing requirement shall utilize the most recent annual revenue forecast, as included in the Securitization Testimony and the Securitization Stipulated Settlement.
(2)	Thereafter annually, the allocators shall be reset in proportion with each class’s allocation percentage from the most recent annual base revenue forecast.

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(3)	Solely with respect to Cleco’s customers that receive standby service under Cleco Power Rate Schedule – QFSS, and to recognize that such customers do not pay fuel costs through the Company’s fuel adjustment clause, the revenues from standby customers used in the base rate allocation described above in this paragraph shall be reduced by fifty percent (50%) to eliminate the component related to the Mines regulatory asset associated with deferred fuel costs that would otherwise have been collected from customers through the Company’s fuel adjustment clause.

(b)	The true-up methodology approved in this Financing Order requires that any delinquencies or under-collections in one customer class will be taken into account in the application of the true-up mechanism to adjust the energy transition charge for all customers of Cleco, not just the class of customers from which the delinquency or under-collection arose.

11.	Calculation and True-Up of Energy Transition Charges

83.	Consistent with Section 1273(C)(4), the servicer of the energy transition bonds will make mandatory semi-annual adjustments (i.e., every six months, except that the first true-up adjustment period may be longer or shorter than six months, but in no event more than nine months) to the energy transition charges to:

(a)	correct, over a period of up to twelve (12) months covering the next two succeeding bond payment dates as provided in Findings of Fact Paragraph 86, any under-collections or over-collections, for any reason, during the prior payment period (which after the first payment period will be the preceding six months); and

(b)	to ensure the projected recovery of amounts sufficient to provide timely payment of the scheduled principal of and interest on the energy transition bonds and all other financing costs (including any necessary replenishment of the capital subaccount) during the subsequent 12-month period (or in the case of quarterly true-up adjustments described below, the period ending on the next bond payment date), consistent with the methodology described in Findings of Fact Paragraph 86.

However, to the extent any energy transition bonds remain outstanding after the scheduled final payment date of the last bond tranche or class, mandatory true-up adjustments shall be made quarterly until all bonds and associated financing costs are paid in full (and any under-collection shall be corrected for the next payment date instead of over a period covering the next two succeeding payment dates). The form of true-up notice is attached as Appendix D to this Financing Order.

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Findings of Fact

84.	The Commission Staff will have fifteen (15) days after the date of the true-up filing in which to confirm the mathematical accuracy of the servicer’s adjustment, after which the adjusted energy transition charges will become effective on its proposed date.

85.	True-up filings will be based upon the cumulative differences, regardless of the reason, between the periodic payment requirement (including scheduled principal and interest payments on the energy transition bonds and ongoing financing costs) and the amount of energy transition charge remittances to the indenture trustee. The true-up adjustments will also include any necessary replenishments of the capital subaccount as provided in Findings of Fact Paragraph 66. True-up procedures are necessary to ensure full recovery of amounts sufficient to meet on a timely basis the periodic payment requirement over the scheduled life of the energy transition bonds. In order to assure adequate energy transition charge revenues to fund the periodic payment requirement and to avoid large over-collections and under-collections over time, the servicer will reconcile the energy transition charges using Cleco’s most recent forecast of electricity deliveries and estimates of ongoing financing costs. The calculation of the energy transition charges will also reflect both a projection of uncollectible energy transition charges and a projection of payment collection lags between the billing and collection of energy transition charges based upon Cleco’s most recent experience regarding collection of securitization charges (including storm recovery charges), consistent with Findings of Fact Paragraph 56.

86.	The servicer will make true-up adjustments in the following manner:

(a)	subtract the previous period’s energy transition charge revenues collected and remitted from the previous period’s periodic payment requirement to calculate the under-collection or over-collection from the preceding period;

(b)	calculate the amount of this true-up adjustment, by (i) correcting any under-collection or over-collection calculated in step (a) over a period of up to twelve (12) months covering the next two succeeding payment dates (in order to mitigate the size and impact of the adjustment), using the rules that (x) principal payments on the energy transition bonds will be brought on schedule over the next two succeeding bond payment dates, but (y) the resulting periodic billing requirement always must be sufficient to cover interest and other ongoing financing costs and (over the next two succeeding bond payment dates) scheduled principal payments on the energy transition bonds on a timely basis, plus (ii) adding any amount carried forward from the previous true-up adjustment by the operation of step (b)(i) during the preceding true-up adjustment calculation, plus (iii) adding any amount(s) necessary to replenish the capital subaccount consistent with Findings of Fact Paragraphs 66 and 85;

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Findings of Fact

(c)	add the amount calculated in step (b) to the upcoming period’s trued-up periodic billing requirement, and subtract the balance (if any) in the excess funds subaccount, to determine an adjusted periodic billing requirement for the upcoming period;

(d)	add the amount calculated in step (c) to the amount, if a positive number, equal to the difference of the return to Cleco on Cleco’s invested capital in the SPE for the previous period minus the actual investment earnings thereon from the indenture trustee’s eligible investments for the previous period;

(e)	allocate the result from step (d) using the allocation factors approved by the Commission in this Financing Order and develop customer class specific energy transition charge rates based on those allocated dollar amounts; and

(f)	file those adjusted energy transition charge rates with the LPSC not less than fifteen (15) days prior to the first billing cycle of the Cleco revenue month in which the revised energy transition charges will be in effect.

87.	As discussed in Findings of Fact Paragraphs 81 and 82, the allocation of payment responsibility among customer classes in calculating the energy transition charges is presented in Cleco’s Securitization Testimony and illustrated in Appendix B-1. Pursuant to the mandatory semi-annual true-up procedure, the calculations will change, after the initial Rate Schedule ETCA period calculated from the effective date of Rate Schedule ETCA through the first payment date, over two payment dates. The servicer will calculate the initial energy transition charges consistent with Findings of Fact Paragraphs 79 through 82 and 85.

88.	The servicer may also make interim true-up adjustments more frequently at any time during the term of the energy transition bonds: (i) if the servicer forecasts that energy transition charge collections will be insufficient to make on a timely basis all scheduled payments of interest and other financing costs in respect of the energy transition bonds during the current or next succeeding payment period or bring all principal payments on schedule over the next two succeeding payment dates and/or (ii) to replenish any draws upon the capital subaccount. If required by the rating agencies to obtain the desired higher bond credit ratings, the servicing agreement may provide for quarterly true-up adjustments as and when so required. Each such interim true-up shall use the methodology identified in Findings of Fact Paragraphs 81 through 87 applicable to the semi-annual true-up as well as any requirement identified in Findings of Fact Paragraph 90.

89.	Semi-annual, and interim and quarterly true-up adjustments, if necessary, shall be filed not less than fifteen (15) days prior to the first billing cycle of the Cleco revenue month in which the revised energy transition charges will be in effect.

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Findings of Fact

12.	Additional True-Up Provisions

90.	The true-up adjustment filing will set forth the servicer’s calculation of the true-up adjustment to the energy transition charges. The Commission Staff will have fifteen (15) days after the date of a true-up adjustment filing in which to confirm the mathematical accuracy of the servicer’s adjustment. Any true-up adjustment filed with the Commission should be effective on its proposed effective date, which shall be not less than fifteen (15) days after filing. If the Commission Staff informs the servicer of a mathematical error in the calculation, the servicer will correct its error and supplement its filing with the corrected calculation. If such correction is filed within the 15 days after initial filing, then the confirmed corrected numbers shall take effect; otherwise any necessary corrections to the true-up adjustment, due to mathematical errors in the calculation of such adjustment or otherwise, will be made in future true-up adjustment filings. Any interim true-up may take into account the periodic payment requirement for the next succeeding twelve (12) months if required by the servicing agreement. No error by the servicer shall affect the validity of any true-up adjustment.

91.	The true-up mechanism described in this Financing Order and contemplated by Appendix D to this Financing Order is reasonable and will reduce risks related to the energy transition bonds, resulting in lower energy transition charges and greater benefits to customers and should be approved.

92.	To improve the credit quality of the energy transition bonds in light of the scheduled final payment date of up to twenty-one (21) years for the longest maturity tranche of the energy transition bonds, the true-up methodology approved in this Financing Order requires that any delinquencies or under-collections in one customer class will be taken into account in the application of the true-up mechanism to adjust the energy transition charge for all customers of Cleco, not just the class of customers from which the delinquency or under-collection arose. The Commission finds that this cross-collateralization methodology including as specified in Findings of Fact Paragraph 82 will enhance the credit quality of the energy transition bonds and lower energy transition charges.

93.	The servicer shall request Commission approval of an amendment to the true-up mechanism described herein, to make a non-standard true-up (under such procedures as shall be proposed by the servicer and approved by the Commission at the time) that it deems necessary or appropriate to address any material deviations between energy transition charge collections and the periodic billing requirement. No such change shall cause any of the then-current credit ratings of the energy transition bonds to be suspended, withdrawn or downgraded.

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13.	Commission Participation and Designee

94.	The Commission’s Designee, the Commission Staff, and the Commission Advisors must be allowed to see and have input roles in the documentary process as contemplated by Findings of Fact Paragraphs 43 and 44; consult with the Company on its selection of underwriters; participate in the rating agency process; and participate in the transactional elements relating to the structuring, marketing and pricing of the energy transition bonds, including advance planning and strategy sessions, road-shows, and marketing presentations. In order to facilitate this involvement, the Company will provide for the timely flow of information and updates, hold periodic update meetings and/or conference calls, provide periodic reports from underwriters, and answer requests for confirmatory information and data. The LPSC Staff will cooperate with Cleco and its advisors to assure that the Commission’s and the Commission Advisors’ actions are consistent with all applicable federal securities laws.

14.	Energy Transition Bond Transaction Structure

95.	Cleco has proposed a transaction structure that is expected to include (but is not limited to):

(a)	the creation of energy transition property in favor of the Company;

(b)	the sale of the energy transition charges to the SPE as issuer of the energy transition bonds, limiting the risks to bondholders of any adverse impact resulting from a bankruptcy proceeding of Cleco (the issuer SPE’s parent) or any other affiliate;

(c)	the right to impose, collect and pledge to the bondholders energy transition charges that are nonbypassable and which must be trued-up at least semi-annually, and more frequently under certain circumstances, in order to ensure projected recovery of amounts sufficient to provide timely payment of all scheduled principal and financing costs;

(d)	additional collateral in the form of a collection account, which includes a capital subaccount funded in cash in an amount equal to not less than 0.75% of the original principal amount of the energy transition bonds, and other subaccounts resulting in greater certainty of payment of interest and principal to investors, all of which are consistent with the IRS requirements to assure the desired federal income tax treatment for the energy transition bond transaction;

(e)	the collection on behalf of the SPE of nonbypassable energy transition charges by Cleco or its successors, as collection agent and servicer, which will be responsible for billing and collecting energy transition charges from customers;

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(f)	protection of the holders of energy transition bonds against potential defaults by any servicer that is responsible for billing and collecting the energy transition charges from existing or future customers;

(g)	the treatment for federal income tax purposes to include: (i) the transfer of the rights under this Financing Order to the SPE not resulting in gross income to Cleco, and the future revenues under the energy transition charges being included in Cleco’s gross income under its usual method of accounting, (ii) the issuance of the energy transition bonds and the transfer of the proceeds of the energy transition bonds to Cleco not resulting in gross income to Cleco, and (iii) the energy transition bonds constituting borrowings of Cleco;

(h)	the marketing of the energy transition bonds using proven underwriting and marketing processes, through which market conditions and investors’ preferences, with regard to the timing of the issuance, the terms and conditions, related maturities, interest rate prices and other aspects of the structuring and pricing will be determined, evaluated and factored into the structuring and pricing of the energy transition bonds;

(i)	a scheduled final payment date of the last tranche of energy transition bonds that does not exceed twenty-one (21) years from the date of issuance of the energy transition bonds (although the legal final maturity of that last tranche of the energy transition bonds may extend to be twenty-three (23) years from the date of issuance of the energy transition bonds);

(j)	resetting allocation factors for each customer class in accordance with Cleco’s most recently completed annual base revenue forecast (with the modification for standby customers specified in Findings of Fact Paragraph 82(a)(3) above), subject to further modification in accordance with rating agencies’ requirements and the operation of the true-up mechanism;

(k)	relatively level or modestly decreasing projected aggregate annual energy transition charges to customers as a percentage of base rate revenues for each customer class (excluding possibly the first payment period), assuming various assumptions and forecasts are realized, subject to rating agencies’ requirements and the operation of the true-up mechanism; and

(l)	participation of Commission Staff and Commission Advisors in review of all related financing documents and the structuring, marketing and pricing of the energy transition bonds.

96.	Cleco’s proposed transaction structure is consistent with the Securitization Act and is necessary to enable the energy transition bonds to obtain the highest possible bond credit rating consistent with prevailing market conditions at the time of pricing (including the amount of other Cleco securitization bonds then outstanding) and the terms of this Financing Order and thereby result in lower overall costs to customers.

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97.	Accompanying the final Issuance Advice Letter, each of the Company’s bookrunning underwriter(s) will file a certificate as provided in Findings of Fact Paragraph 29 confirming that, based on its review of the final terms of the energy transition bonds and its assumptions and qualifications stated therein, the marketing, pricing and structuring (including the sizing and principal amortization of each tranche of energy transition bonds) have resulted in the lowest yield to bondholders consistent with prevailing market conditions at the time of pricing and the terms of this Financing Order. Each such bookrunning underwriter’s certification will be filed with the Commission under seal as trade secret, proprietary, and confidential.

D.        Use of Proceeds

98.	Upon the issuance of energy transition bonds, the SPE will use the net proceeds from the sale of the energy transition bonds (after payment of upfront financing costs payable by or reimbursable from the SPE) to pay to Cleco the purchase price for Cleco’s rights under this Financing Order (except the Company Retained Rights), which are energy transition property.

99.	Cleco will use the net proceeds from the sale of the energy transition property (after payment of upfront financing costs payable by or reimbursable from Cleco) as follows: Cleco will use and retain a portion of the proceeds as reimbursement for energy transition costs consisting of its regulatory assets for the Plant and the Mines determined as of the end of the calendar month immediately preceding the date of the issuance of the energy transition bonds. This reimbursement may be made immediately upon receipt by the Company of the net sale proceeds, with the balance of such funds to be held by the Company until the following described final accounting. Then, after the final accounting of the upfront financing costs (no later than ninety (90) days after the issuance of the energy transition bonds), consistent with Financings of Fact Paragraph 15 Cleco shall calculate the remaining amount equal to (a) the securitization original principal amount of the energy transition bonds authorized by this Financing Order (plus any interest earned on the proceeds not used to reimburse the regulatory assets), minus (b) the actual upfront financing costs, minus (c) the total of the Dolet Hills regulatory assets (as stated above). No later than ninety (90) days after the issuance of the energy transition bonds, Cleco shall use this calculated remaining amount to fund the energy transition reserve.

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Findings of Fact

100.	Cleco shall deposit the remaining amount calculated under Findings of Fact Paragraph 99 from the funds paid by the SPE to be used for the restricted energy transition reserve in a restricted segregated interest bearing account. Cleco may withdraw funds from this restricted energy transition reserve account exclusively for reimbursement of Dolet Hills energy transition costs not included in the Company’s regulatory assets determined and extinguished as provided in Findings of Fact Paragraph 99 and for future Dolet Hills energy transition costs. Such energy transition costs that are the basis for any withdrawals will be subject to later audit and prudence review by the Commission. The funding of, and withdrawal and use of the proceeds from, the restricted energy transition reserve account shall not impair and are without prejudice to, and remain subject to, a full prudence review by the Commission of all Dolet Hills energy transition costs paid by monies from this reserve and a determination of the amounts thereof that are eligible for recovery from customers. Any cost deemed by the Commission upon audit to not be prudently incurred will be refunded to Cleco’s retail electric customers in the manner ordered by the Commission at the time of such determination. Any such determination mandating a refund shall not invalidate, impair, or affect this Financing Order, or any energy transition property, energy transition charge, or energy transition bonds. The net interest earned each year shall be credited by Cleco to customers annually utilizing Rider IICR consistent with Findings of Fact Paragraph 15. In conjunction with this annual credit, Cleco will file with the Commission an annual report showing all activity in the restricted reserve account for the time period since the most recent prior report, which will detail the beginning balance, the interest earnings on the account, the taxes due on the earnings, withdrawals for energy transition costs, if any, and the ending balance. This report regarding the reserve account activity may be included within and as an integrated part of the Rider IICR filing annually by June 15 of each year (for Rider IICR rates effective July 1) pursuant to the terms and conditions of the Company’s then-current Formula Rate Plan. It is expected that this restricted reserve account will be maintained and used until all obligations of the parties under the Amended and Restated Lignite Mining Agreement for the Mines have been fulfilled and all conditions for the termination by its terms have occurred, unless the restricted reserve account’s funds are depleted earlier. If any surplus remains, it shall be refunded to customers as provided in Ordering Paragraph 47.

101.	Cleco shall provide the Commission with a projected annual drawdown schedule by rate effective year[16] of the energy transition reserve, and the amount of projected additional costs of decommissioning the Plant and ongoing remediation of the Mines, as part of the annual June Rider IICR Filing. Cleco shall also include the report as set forth in Findings of Fact Paragraph 100 as part of the annual June Rider IICR filings. Annually thereafter, as part of its FRP annual reviews or at a time separately established if no FRP is in place, Cleco shall present a report that compares the actual amounts of the drawdowns to the budgeted amount of the drawdowns for the most recent completed rate effective year. Further, in any rate effective year that Cleco seeks to exceed its budgeted drawdowns from the energy transition reserve by more than 10%, Cleco shall provide prior notification to the Commission of the amount of the excess drawdowns, the reason for the excess drawdowns, and an updated projected annual drawdown schedule for the remaining life of the reserve. Any actual amounts withdrawn from the energy transition reserve account and reported to the Commission in the required reports will be subject to a prudence review to ensure that the costs are prudently incurred and related to the decommissioning of the Plant or ongoing remediation of the Mines and therefore eligible to have been withdrawn from the energy transition reserve account. The Commission will dedicate a person (either internal staff or outside assistance), to review these annual filings to identify any issues that may need further review, including but not limited to, the prudence of any expenditures.

16 “Rate effective year” shall mean the 12-month period beginning July 1 and ending June 30.

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102.	Subject to the following exception, withdrawals from the energy transition reserve are subject to annual review, rather than prior authorization. In the event Cleco seeks to exceed its budgeted drawdowns from the energy transition reserve in any rate effective year by more than 10% as described in the immediately preceding paragraph, Cleco will provide written notice to the LPSC Executive Secretary and Executive Counsel thereof. Such notification shall be made prior to withdrawal. The notification must identify the basis upon which Cleco believes the withdrawal is justified. Within five (5) business days of any such request, the LPSC Executive Secretary will make a determination whether the withdrawal request meets that requirement and will issue either an approval or deficiency notice letter. If a deficiency notice letter is issued, Cleco and the LPSC Executive Secretary will work to promptly resolve such claimed deficiencies. If such claimed deficiencies are not resolved or if the LPSC Executive Secretary fails to timely respond, the matter may be taken up directly by the Commission. Any withdrawals from the energy transition reserve will be subject to subsequent audit and prudence review as described above, and any disbursement approved by the LPSC Executive Secretary shall not impair the Commission’s ability to later review the prudence of the costs incurred that prompted such withdrawal.

103.	Cleco has acknowledged that this restricted energy transition reserve is discretionary by the Commission, both as a general ratemaking matter and pursuant to the Securitization Act, and that the Commission has exercised its discretion in this case solely to achieve ratepayer savings through securitization financing of this amount.

104.	The use of proceeds from the sale of the energy transition bonds in violation of this Financing Order shall subject the Company to proceedings pursuant to applicable statutes, orders and the rules and regulations of the Commission but shall not be grounds to rescind, alter, modify or amend this Financing Order and shall not affect the validity, finality and irrevocability of this Financing Order or the energy transition property irrevocably created hereby, or the approvals of the transaction by the Designee granted in the Concurrence by authority of this Financing Order, or the energy transition bonds.

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E.         Customer Credits for Future Salvage Proceeds

105.	To the extent Cleco receives salvage proceeds the source of which is disposition of Dolet Hills property for which related energy transition costs have been financed by this Financing Order, Cleco has proposed that such amounts be netted out from the pertinent demolition or remediation costs being charged to the energy transition reserve or deposited into the energy transition reserve. The use of such salvage proceeds is appropriate.

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Conclusions of Law

V.       CONCLUSIONS OF LAW

A.      Jurisdiction

1.	Cleco is an electric utility as defined in La. R.S. 45:121 and Section 1272(4).

2.	Cleco is entitled to file, and the Securitization Application constitutes, an application and a petition for a financing order pursuant to Section 1273(A). The Securitization Application satisfies any requirement in the Revenue Requirement Order in LPSC Docket No. U-35753 that Cleco file an application seeking to securitize its energy transition costs.

3.	The Commission has jurisdiction and authority over Cleco’s Securitization Application pursuant to Article 4, Section 21 of the Louisiana Constitution, La. R.S. 45:1163, 45:1168 and 45:1176, Sections 1273 and 1281 of the Securitization Act, and other applicable law.

4.	The Commission has authority to approve this Financing Order under Section 1273(B) and the Commission’s constitutional plenary power.

B.     Statutory Requirements

5.	Notice of Cleco’s Securitization Application was provided in compliance with Article 4, Section 21(D)(1) of the Louisiana Constitution.

6.	The transaction structure proposed by Cleco in the Securitization Application and Securitization Testimony and in the Securitization Stipulated Settlement is consistent with the Securitization Act.

7.	The proceeds of the energy transition bonds approved in this Financing Order will be used to reimburse or finance Cleco’s Commission-approved energy transition costs, financing costs, and the costs to fund the energy transition reserve, pursuant to Section 1272(7), (9), (11), and (12). Pursuant to Section 1273(A), the proceeds may not be used for any other purpose. The use of proceeds from the sale of the energy transition bonds in violation of this Financing Order shall subject the Company to proceedings pursuant to applicable statutes, orders and the rules and regulations of the Commission but shall not be grounds to rescind, alter, modify or amend this Financing Order and shall not affect the validity, finality and irrevocability of this Financing Order, or the energy transition property irrevocably created hereby, or the approval of the transaction by the Designee granted in the Concurrence by authority of this Financing Order, or the energy transition bonds.

8.	This Financing Order meets the requirements for a financing order under the Securitization Act.

9.	Pursuant to Section 1273(C)(8), this Financing Order will remain in full force and effect and unabated notwithstanding the reorganization, bankruptcy or other insolvency proceedings, or merger or sale of Cleco or its successors.

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Conclusions of Law

C.     Energy Transition Costs and Financing Costs

10.	The energy transition costs in the amount of $295 million identified in the Revenue Requirement Order constitute energy transition costs under the Securitization Act and are eligible for recovery through the energy transition charges under this Financing Order. The Plant is an eligible electric generating facility under the Securitization Act. Each of the Mines is an eligible mine under the Securitization Act.

11.	The level of the energy transition reserve in the amount to be calculated and established as specified in Findings of Fact Paragraph 99 and in the Revenue Requirement Order is appropriate, constitutes energy transition costs under the Securitization Act, and is eligible for recovery through the energy transition charges under this Financing Order. The approval and funding of this energy transition reserve is consistent with the Securitization Act. The energy transition reserve created by this Financing Order is an energy transition reserve as defined in the Securitization Act.

12.	The upfront financing costs described in the Securitization Testimony and Findings of Fact Paragraph 16, and the estimate in Appendix C set at $10 million, plus the cost of credit enhancements designed to promote credit quality and arrangements to enhance marketability of the energy transition bonds, if any, all are reasonable and eligible for recovery through the energy transition charges under this Financing Order, subject to review as set forth in this Financing Order.

13.	The ongoing financing costs described in the Securitization Testimony and Findings of Fact Paragraph 17 and estimated in Appendix C are reasonable and eligible for financing and recovery through the energy transition charges under this Financing Order.

14.	The SPE will be an assignee as defined by Section 1272(2) when energy transition property is transferred to the SPE pursuant to Section 1273(C)(3) and 1275(3).

15.	The holders of energy transition bonds, the indenture trustee, and any collateral agent will each be a “financing party” as defined in Section 1272(14).

D.   Sale of Energy Transition Property

16.	Cleco shall transfer the energy transition property to the SPE in accordance with Sections 1273(C)(3) and 1274(C).

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Conclusions of Law

17.	If and when Cleco transfers its rights under this Financing Order (other than the Company Retained Rights) to the SPE under an agreement that expressly states that the transfer is a sale or other absolute transfer in accordance with the true-sale provisions of Section 1275, then, pursuant to that statutory provision, that transfer shall be a true sale of an interest in energy transition property and not a security interest in the transferor’s right, title, and interest in, to, and under the energy transition property. As provided by Section 1275, this true sale shall apply regardless of whether, without limitation, the purchaser has any recourse against the seller,[17] or any other term of the parties’ agreement, including the seller’s retention of a partial or residual interest in the energy transition property, Cleco’s role as the collector of energy transition charges relating to the energy transition property, or the treatment of the transfer as a financing for tax, financial reporting, or other purposes.

18.	As provided in Section 1275(6), the priority of a sale of energy transition property under the Securitization Act is not impaired by any later modification of this Financing Order or energy transition property or by the commingling of funds arising from energy transition property with other funds. Further, energy transition property that has been transferred to an assignee or financing party, and any proceeds of that property, will be held for and delivered to the assignee or financing party by Cleco or any other servicer as a mandatary and fiduciary.

E.   Energy Transition Bonds

19.	The SPE may issue energy transition bonds in accordance with this Financing Order.

20.	The bonds issued pursuant to this Financing Order will be “energy transition bonds” within the meaning of Section 1272(7), and the energy transition bonds and holders thereof will be entitled to all of the protections provided under the Securitization Act.

21.	As provided in Section 1274(F), if Cleco defaults on any required payment of charges arising from energy transition property specified in a financing order, the district court of the domicile of the Commission, upon application by an interested party, and without limiting any other remedies available to the applying party, shall order the sequestration and payment of the revenues arising from the energy transition property to the financing parties or their representatives. Any such order shall remain in full force and effect notwithstanding any reorganization, bankruptcy, or other insolvency proceedings with respect to the electric utility or its successors or the assignee.

22.	As provided in Section 1278, energy transition bonds are not a debt or a general obligation of the state or any of its political subdivisions, agencies, or instrumentalities and are not a charge on their full faith and credit. An issue of energy transition bonds does not, directly or indirectly or contingently, obligate the state or any agency, political subdivision, or instrumentality of the state to levy any tax or make any appropriation for payment of the bonds, other than for paying energy transition charges in their capacity as retail electric customers of Cleco.

23.	As provided in Section 1272(7), the energy transition bonds shall be nonrecourse to the credit or any assets of Cleco other than Cleco’s obligation as servicer to collect and remit the energy transition charges as specified in this Financing Order.

17 Except, pursuant to Section 1275(2)(c), that no recourse against the transferor shall result from the inability or failure of customers to timely pay the energy transition charges.

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Conclusions of Law

F.   Energy Transition Property

24.	The energy transition property created by this Financing Order is “energy transition property” within the meaning of Section 1272(10). As provided in Section 1274(A) and (E) and Section 1275(3), the energy transition property created by this Financing Order constitutes an existing, present, vested contract right constituting an individualized, separate incorporeal movable susceptible of ownership, sale, assignment, transfer, and security interest, including without limitation for purposes of contracts concerning the sale of property and security interests in property, notwithstanding that the value of the property and the imposition and collection of energy transition charges depends on future acts such as Cleco performing its servicing functions relating to the collection of energy transition charges and on future electricity consumption. Such property shall exist whether or not the revenues or proceeds arising from the property have been billed, have accrued, or have been collected and notwithstanding the fact that the value or amount of the property is or may be dependent on the future provision of service to customers by Cleco or its successors and the future consumption by customers of electricity.

25.	As provided in Section 1274(D), the description of this energy transition property in any contract is sufficient only if such description refers to this Financing Order and such contract states that it covers all or part of the energy transition property described in this Financing Order.

26.	All revenues and collections resulting from the energy transition charges will constitute proceeds only of the energy transition property arising from this Financing Order, in accordance with Section 1276(A).

27.	Pursuant to Section 1274(A) and Section 1275(3), the energy transition property created by this Financing Order as of this Financing Order’s effective date is incorporeal movable property in the form of a present and vested contract right. Pursuant to Sections 1273(C)(5) and 1274(A), the sale of the energy transition property will create a contractual obligation of irrevocability by the Commission in favor of Cleco, its assignees including the SPE, and the financing parties.

28.	The rights and interests of Cleco (or its successor) transferred to the SPE in the Energy Transition Property Sale Agreement and the related Bill of Sale, including the right to impose, bill, and collect energy transition charges, are energy transition property.

29.	As provided in Section 1274(G), the interest of an assignee or secured party in energy transition property is not subject to setoff, counterclaim, surcharge, or defense by Cleco or by any customer or any other person, or in connection with the reorganization, bankruptcy or other insolvency of Cleco or any other person.

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Conclusions of Law

G. Energy Transition Charges

30.	Amounts that are required to be paid by customers to the servicer as energy transition charges under this Financing Order or the rate schedules approved hereby are “energy transition charges” as defined in Section 1272(8), whether or not such charges are set out as a separate line item on the customer’s bill. When customers pay the energy transition charges, they are paying for the use of electric service. The energy transition charges under this Financing Order are irrevocable, binding, and nonbypassable charges. The energy transition charges shall be nonbypassable within the meaning of Internal Revenue Service Revenue Procedures 2005-62 and 2024-15.

31.	The specification of the time period over which charges may be imposed and collected in Findings of Fact Paragraph 72 and the specification of the maximum legal final maturity for the energy transition bonds in Findings of Fact Paragraph 62 satisfies Section 1273(C)(1).

32.	Any payment of energy transition charges by a customer to Cleco, as servicer, or to another entity responsible for collecting energy transition charges from customers under this Financing Order or the rate schedules approved hereunder, will discharge the customer’s obligations in respect of that payment.

33.	The allocation of partial payments proposed in Findings of Fact Paragraph 74 satisfies Section 1273(C)(6).

34.	Cleco, as servicer, must collect the energy transition charges associated with the energy transition property only for the benefit of the SPE as owner or the financing parties, including the indenture trustee or the holders of the energy transition bonds, in accordance with the servicing agreement.

H. Security Interest in Energy Transition Property

35.	Pursuant to Section 1274(C), the energy transition property may be encumbered by a security interest to secure energy transition bonds issued pursuant to this Financing Order.

36.	As provided in Section 1276(C), a valid and enforceable security interest in favor of the bondholders or a trustee on their behalf attaches after: (1) this Financing Order is issued, (2) a security agreement with a financing party in connection with the issuance of energy transition bonds is executed and delivered, and (3) value for the energy transition bonds is received.

37.	As provided in Section 1276(D), a security interest in energy transition property is perfected only if it has attached and a financing statement indicating the energy transition property collateral covered thereby has been filed in accordance with the Louisiana Uniform Commercial Code. The filing of such a financing statement shall be the only method of perfecting a lien or security interest on energy transition property.

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Conclusions of Law

38.	As provided in Section 1276(F), the priority of a security interest perfected under the Securitization Act is not defeated or impaired by any later modification of this Financing Order or energy transition property or by the commingling of funds arising from energy transition property with other funds.

I. True-Up of Energy Transition Charges

39.	The methodology approved in this Financing Order (including without limitation as described in Findings of Fact Paragraphs 81 through 89) and contemplated by Appendix D to calculate and adjust the energy transition charges constitutes a true-up mechanism which satisfies Section 1273(C)(4).

40.	The allocation of payment responsibility among customer classes which is included in the methodology approved in this Financing Order and illustrated in Appendix B-1 is appropriate.

41.	The true-up mechanism, and all other obligations of the State of Louisiana and the Commission set forth in this Financing Order, are direct, explicit, irrevocable and unconditional upon issuance of the energy transition bonds and are legally enforceable against the State of Louisiana and the Commission.

J. Irrevocability and State and Commission Pledges

42.	Pursuant to Section 1279 of the Securitization Act, the State of Louisiana has pledged to and agreed with the energy transition bondholders, the owners of the energy transition property, and other financing parties that the State of Louisiana will not:

(1)	Alter the provisions of the Securitization Act that authorize the Commission to create an irrevocable contract right by the issuance of this Financing Order, to create energy transition property, and to make the energy transition charges imposed by this Financing Order irrevocable, binding, and nonbypassable charges.

(2)	Take or permit any action that impairs or would impair the value of the energy transition property created pursuant to this Financing Order.

(3)	Take or permit any action that impairs or would impact the rights and remedies of the issuer SPE, any other assignee, such bondholders or other financing parties, or the security for the energy transition bonds or ancillary agreements.

(4)	Except as described in this Conclusions of Law Paragraph 42 (and Section 1279) and except for adjustments under any true-up mechanism established by the Commission, reduce, alter, or impair energy transition charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs, and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the energy transition bonds have been paid and performed in full.

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Conclusions of Law

Nothing in this Conclusions of Law Paragraph 42 shall preclude limitation or alteration if and when full compensation is made by law for the full protection of the energy transition charges imposed, charged, and collected pursuant to this Financing Order and full protection of the bondholders and any assignee or financing party.

43.	Pursuant to Section 1273(C)(5), the Commission provides and pledges that after the earlier of the transfer of the energy transition property to an assignee (the SPE) or the issuance of the energy transition bonds authorized by this Financing Order, this Financing Order is irrevocable until the indefeasible (i.e., not voidable) payment in full of the energy transition bonds, any ancillary agreements, and the financing costs. Except in connection with a refinancing or refunding as described in Section 1273(F), or to implement any true-up mechanism adopted by the Commission as described in Section 1273(C)(4), the Commission may not amend, modify, or terminate this Financing Order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the energy transition charges approved in this Financing Order, provided that nothing shall preclude limitation or alteration if and when full compensation is made for the full protection of the energy transition charges imposed, charged, and collected pursuant to this Financing Order and the full protection of the bondholders and any assignee or financing party.

44.	The SPE has the continuing irrevocable right at the request of Cleco to cause the issuance of energy transition bonds consisting of one or more tranches in accordance with this Financing Order for an issuance period commencing with the date of this Financing Order and extending twenty-four (24) months following the latest of (i) the date on which this Financing Order becomes final and not appealable; (ii) the date on which the Revenue Requirement Order becomes final and not appealable; or (iii) the date on which any other regulatory approvals necessary to issue the energy transition bonds are obtained and not appealable.

45.	Pursuant to Section 1281, Cleco is permitted to finance through this Financing Order energy transition costs that were incurred before the effective date of the Securitization Act.

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Order No. U-37213

VI.       COMMISSION ACTION: ORDERING PARAGRAPHS

Commission Consideration

On motion of Commissioner Skrmetta, seconded by Vice Chairman Lewis, with Chairman Francis concurring, and Commissioner Campbell and Commissioner Greene temporarily absent, the Commission voted to exercise its original and primary jurisdiction pursuant to Rule 57. After discussion, on motion of Commissioner Skrmetta, seconded by Vice Chairman Lewis, with Chairman Francis concurring, and Commissioner Campbell and Commissioner Greene temporarily absent, the Commission voted to accept the Uncontested Stipulated Settlement filed into the record on November 15, 2024, and approve the issuance of a Financing Order consistent with the terms of the Uncontested Stipulated Settlement filed into the record on November 15, 2024.

IT IS THEREFORE ORDERED THAT:

A. Approval

1.	Approval of Applications. Based upon the record, the Findings of Fact and the Conclusions of Law set forth herein, and for the reasons stated above, the Securitization Application of Cleco for the issuance of a financing order under the Securitization Act is approved, except as specifically modified in this Financing Order.

2.	Authority to Finance and Issue Energy Transition Bonds. Cleco is authorized to finance and to cause the issuance of energy transition bonds with an original aggregate principal amount established pursuant to the Issuance Advice Letter and Ordering Paragraph 25, as the sum of (i) $305 million, plus (ii) any adjustment, pursuant to the Issuance Advice Letter, to reflect the costs of any approved credit enhancement. The known component of $305 million is comprised of: (a) $295 million of energy transition costs pursuant to the Revenue Requirement Order, including the costs of funding an energy transition reserve in a restricted segregated account in the amount calculated and established as specified in Ordering Paragraph 47, plus (b) upfront financing costs, which are set (for purposes of calculating the aggregate principal amount) at $10 million, but will be reviewed later (without affecting this calculation) in accordance with Ordering Paragraph 3. The Commission will not make or cause adjustments to the energy transition charges, the energy transition property, or the energy transition bonds as a result of this review of final actual upfront financing costs.

3.	Accounting for Upfront Financing Costs. Within ninety (90) days after the issuance of the energy transition bonds, Cleco will provide to the Commission Staff a final accounting of the upfront financing costs, which then will be reviewed and reconciled by the Commission Staff to prudently and actually incurred costs. If the actual upfront financing costs are less than the estimated $10 million upfront financing costs included in the principal amount financed, then the unused difference between the estimated upfront financing costs (plus income earned on unspent funds through investment by the indenture trustee in eligible investments) minus the actual upfront financing costs shall be paid into the restricted energy transition reserve as provided in Ordering Paragraph 47. If the Commission finds that a portion of the upfront financing costs actually reimbursed to the SPE or the Company were not prudent, then the Company shall reimburse that portion as by paying that amount into the energy transition reserve account. The Commission will not make or cause adjustments to the energy transition charges, the energy transition property, or the energy transition bonds as a result of this review of the upfront financing costs.

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Ordering Paragraphs

4.	Recovery of Energy Transition Charges; Future Regulatory Change. Cleco shall impose, and the servicer shall collect, the nonbypassable energy transition charges that are applied to all existing and future retail customers who receive retail electric service from Cleco or its successors under rate schedules or special contracts authorized or approved by the Commission. Energy transition charges for customers choosing to self-generate or co-generate will be assessed as provided in Ordering Paragraph 15. Further, if restructuring of retail sales and distribution of electricity in Louisiana subsequently provides that retail electric customers may choose to receive their supply service from another provider, such selection of another provider will not allow such customers to bypass the energy transition charge, so long as they continue to be attached to Cleco’s (or its successor’s) transmission or distribution lines. In the event of such restructuring, each customer who chooses another provider for partial or full electric supply requirements, but remains attached to Cleco’s (or its successor’s) transmission or distribution lines, will be assessed the energy transition charge either (i) at the highest peak demand imposed on the Cleco (or its successor’s) system if such customer is a demand metered customer or (ii) the highest peak consumption level if such customer is not demand metered, in each case during the twelve months immediately preceding the switch. In the event that there is a fundamental change in the manner of Louisiana’s regulation of public utilities, including without limitation allowing retail access, and parties other than the servicer are authorized to bill and collect the energy transition charges, the energy transition charges shall be billed, collected and remitted to the servicer in a manner that will not cause any of the then current credit ratings of the energy transition bonds to be suspended, withdrawn or downgraded.

5.	Recovery Time Period for Energy Transition Charges. The energy transition charges shall become effective as provided in Ordering Paragraph 9 and thereafter shall be imposed and collected until the energy transition bonds issued pursuant to this Financing Order, any ancillary agreements and all financing costs have been paid in full (which period of imposition and collection if necessary, may extend beyond the legal final maturity dates of the energy transition bonds), consistent with Ordering Paragraph 51. The term of the energy transition bonds will be consistent with Ordering Paragraph 35.

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Ordering Paragraphs

6.	Issuance Advice Letter. Cleco shall provide a draft Issuance Advice Letter to the Commission Staff, substantially in the form of Appendix A to this Financing Order, for review no later than two weeks prior to the expected date of the initial marketing of the energy transition bonds. Within one week after receipt of the draft Issuance Advice Letter, Commission Staff shall provide Cleco comments and recommendations regarding the adequacy of the information provided. Within not more than two (2) business days before the scheduled pricing date of the energy transition bonds, Cleco shall provide an updated draft Issuance Advice Letter, substantially in the form of Appendix A to this Financing Order, reflecting then current information and calculations. Within two (2) business days after pricing of the energy transition bonds and prior to issuance of the energy transition bonds, Cleco shall file with the Commission a final Issuance Advice Letter substantially in the form of Appendix A to this Financing Order. The completed filed Issuance Advice Letter shall evidence the actual dollar amount of the initial energy transition charges and other information specific to the energy transition bonds to be issued, as set forth in Appendix A. As part of the Issuance Advice Letter, Cleco, through an officer of Cleco, shall include a certification in the form provided in the Issuance Advice Letter approved by the Commission. Each bookrunning underwriter shall file a certification contemporaneously with the final Issuance Advice Letter consistent with Findings of Fact Paragraph 97. Each bookrunning underwriter certification will be filed with the Commission under seal as trade secret, proprietary, and confidential. As part of the final Issuance Advice Letter as Attachment 2 thereof, Cleco will include an update of the net present value of the savings resulting from the securitization financing transaction, as compared to conventional methods of financing energy transition costs. In addition, if additional credit enhancements or arrangements to enhance marketability are used, the Issuance Advice Letter shall include certification that the additional credit enhancements or other arrangements are reasonably expected to provide benefits as required by this Financing Order.

7.	Designee Approval of Issuance Advice Letter. Within one business day after receipt of the final Issuance Advice Letter, the Designee shall either (a) approve the securitization financing transaction by executing and filing a Concurrence and delivering a copy to Cleco, or (b) reject the Issuance Advice Letter and state the reasons therefor. The Designee’s review of and concurrence with the Issuance Advice Letter shall be limited to determining that (i) the final structuring, terms and pricing of the energy transition bonds in the Issuance Advice Letter are consistent with the criteria established in this Financing Order and (ii) the mathematical calculations are accurate. The Designee shall approve the final Issuance Advice Letter if the Designee determines that those two standards are met and such approval shall be final, irrevocable, and incontestable without need of further action by the Commission. The Designee shall approve the securitization financing transaction using the form of Concurrence attached as Attachment 5 to the Issuance Advice Letter (Appendix A). The Designee’s approval through the Concurrence shall establish and evidence the binding approval by the Commission of the structuring, terms and pricing of the energy transition bonds and all related documents and security as consistent with this Financing Order. The Designee’s approval of the securitization financing transaction shall, pursuant to the Commission’s authority under this Financing Order and without need for further action by the Commission, constitute affirmative and conclusive authorization for Cleco and the SPE to execute the issuance of the energy transition bonds and the securitization financing transaction on the terms set forth in the Issuance Advice Letter. A change in market conditions between the date and time of the actual pricing of the energy transition bonds and that of the Designee’s review of the Issuance Advice Letter shall not constitute grounds for rejecting the Issuance Advice Letter.

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Ordering Paragraphs

8.	Commission Designee. The Executive Secretary of the Commission is hereby appointed to act as Designee in accordance with the terms of this Financing Order. In the event of his absence or incapacity, the Chairman shall act as substitute Designee. In the event of his absence or incapacity, the Vice Chairman shall act as substitute Designee. The Designee shall act in accordance with the terms of this Financing Order, with individual authority to take action in that capacity. The Designee shall act in accordance with the terms of this Financing Order.

9.	Approval of Initial Energy Transition Charges. The initial energy transition charges, as set forth in the Issuance Advice Letter, shall be billed commencing on the first day of the first billing cycle of the first Cleco revenue month following the date of issuance of the energy transition bonds (which date of issuance shall not occur prior to the third business day after pricing of the energy transition bonds).

10.	Approval of Rate Schedules. The Forms of rate schedules (Rate Schedule ETCA and Rate Schedule ETSA) attached as Appendices B-1 and B-2 to this Financing Order are approved. Prior to the issuance of any energy transition bonds under this Financing Order, Cleco shall file rate schedules that conform to the form of Appendices B-1 and B-2 attached to this Financing Order. Rate Schedule ETCA shall be applicable to all customers except those expressly excluded by Findings of Fact Paragraph 75 and Ordering Paragraph 15.

11.	Creation of Energy Transition Property. Subject to Ordering Paragraph 55, on the effective date of this Financing Order energy transition property within the meaning of Section 1272(10) is hereby created in favor of Cleco as described in Conclusions of Law Paragraphs 24 and 27 through 29, Findings of Fact Paragraphs 51 and 52, and elsewhere in this Financing Order. This energy transition property includes without limitation the irrevocable right to impose, bill, charge, collect, and receive the energy transition charges authorized by this Financing Order and to obtain periodic adjustments to such charges as provided in this Financing Order, but excludes the Company Retained Rights.

B. Energy Transition Charges

12.	Imposition and Collection. Cleco is authorized to impose on, and the servicer is authorized to collect from, all retail electric customers (except to the limited extent expressly provided in Ordering Paragraph 15) of Cleco (or its successor) energy transition charges in an amount sufficient at all times to provide for the recovery of the aggregate periodic payment requirements (including payment of scheduled principal and interest on the energy transition bonds) by means of the projected periodic billing requirement, as approved in this Financing Order. The initial amount of such energy transition charges shall be as set forth in the Issuance Advice Letter of Cleco, calculated in the manner required by this Financing Order. Thereafter, the amount of such energy transition charges shall be periodically corrected or “trued-up,” as required or permitted by this Financing Order. The energy transition charges shall be imposed and collected until all energy transition bonds issued pursuant to this Financing Order and all financing costs have been paid in full.

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Ordering Paragraphs

13.	Allocation of Payment Responsibility. Cleco’s proposed method of allocating the payment requirements for the energy transition bonds and financing costs, which includes cross-collateralization among customer classes, is approved.

14.	Bondholder’s Rights and Remedies. Upon the transfer by Cleco of the energy transition property to the SPE and the SPE’s pledge of such property to the indenture trustee, the energy transition bondholders shall have as collateral all of the rights of Cleco (except the Company Retained Rights) with respect to such energy transition property pledged under such documents, including, without limitation, the right to exercise any and all rights and remedies with respect thereto, including the rights, subject to the terms of the servicing agreement, to assess and collect any amounts payable by any customer in respect of the energy transition property.

15.	Nonbypassability. Cleco and any other entity providing electric transmission or distribution services are required to collect and must remit, consistent with this Financing Order, the nonbypassable energy transition charges that are applied to all existing and future retail electric customers receiving any type of service from Cleco (or its successor) under rate schedules or special contracts authorized or approved by the Commission. The energy transition charges shall be nonbypassable within the meaning of Internal Revenue Service Revenue Procedures 2005-62 and 2024-15. Energy transition charges for customers choosing to self-generate or co-generate will be assessed on the total amount, in the aggregate, of their firm and standby load served by Cleco. With the reduction specified in Findings of Fact Paragraph 82(a)(3), Customers utilizing standby service will continue to pay a proportional share of the energy transition charges, which will include a Customer component so that even accounts which may for various reasons require no energy usage on a monthly basis will contribute to the collection of energy transition charges. Any customer who completely severs interconnection with Cleco may become exempt from continued payment of the energy transition charges. Consistent with Ordering Paragraph 45, the Commission will ensure that such obligations are undertaken and performed by Cleco or any other entity providing electric transmission and distribution services, or in the event that the Company’s transmission and distribution services are split, by an entity providing transmission or distribution services to Cleco’s LPSC-jurisdictional customers designated by the Commission in connection with an order relating to such split.

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Ordering Paragraphs

16.	True-Ups. True-ups of the energy transition charges shall be undertaken and conducted as described in this Financing Order, including without limitation Findings of Fact Paragraphs 79 through 93. True-up letter notice filings shall be made substantially in the form of Appendix D to this Financing Order. The servicer shall file the true-up adjustments in a compliance filing and shall give notice of each such filing to all parties in this LPSC Docket No. U-37213. The Commission covenants and agrees that it shall act to ensure that the true-up mechanism is used in order to ensure the projected recovery of amounts sufficient to provide timely payment of all scheduled principal and interest and other financing costs (including, when necessary, to bring all principal payments on schedule over the next two succeeding payment dates). Cleco shall return all over-collateralization and other excess recoveries to customers either in the final year true-up or as determined in accordance with Ordering Paragraph 31. No error by the servicer, or failure of any party to receive notice of such true-up (other than the Commission Staff), shall affect the validity of any true-up adjustment.

17.	Remittances. While Cleco is the servicer, the energy transition charges shall be remitted by Cleco to the SPE (or the indenture trustee) as described in this Financing Order every servicer business day in accordance with the methodology described in servicing agreement consistent with this Financing Order including Ordering Paragraph 44.

18.	Partial Payments. If any customer does not pay the full amount of any bill to Cleco, the amount paid by the customer will be applied to all charges on the bill, including without limitation electric service charges, all energy transition charges (under this or future Commission orders), all storm recovery charges (under existing or future Commission orders), and all similar securitization charges under future Commission orders, based, as to a bill with charges covering more than one month, on the chronological order of billing, and, as to those charges with the same billing date, pro-rata. In addition, such partial collections representing energy transition charges, storm recovery charges and any other similar securitization charges shall be allocated among all such securitization bonds pro-rata based upon the amounts billed with respect to each issuance of securitization bonds, provided that late fees and charges may be allocated to the servicer as provided in the tariff.

19.	Line Item. Cleco may separately identify energy transition charges on customer bills, or include and combine these energy transition charges on the line item on bills for (and with) other securitization charges (currently storm recovery charges, and potentially any similar securitization charges subsequently approved by the Commission) and surcredits, all in a manner consistent with Findings of Fact Paragraph 73.

20.	Ownership Notification. The servicer must provide a written notification, at least annually to all customers, to the effect that the SPE (or its assignee) is the owner of the rights to the energy transition property, and that Cleco (or other servicer) is merely the collection agent for the SPE (or its assignee or pledgee). The Company will work with the Commission Staff and Commission Advisors to develop the appropriate language for and timing of these annual bill notifications or website notifications. Any failure of Cleco or a successor servicer to comply with this paragraph shall not invalidate, impair, or affect this Financing Order, or any energy transition property, energy transition charge, or energy transition bonds.

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Ordering Paragraphs

21.	No Setoff. As provided in Section 1274(G), the interest of the SPE or another assignee or a secured party in energy transition property shall not be subject to setoff, counterclaim, surcharge, or defense by Cleco or any other person or in connection with the reorganization, bankruptcy or other insolvency of Cleco or any other person.

C. Energy Transition Bonds

22.	Issuance. The SPE is authorized to issue energy transition bonds as specified in this Financing Order. The SPE may not issue variable rate bonds or enter into an interest rate swap or hedge arrangement in connection therewith. The principal amount of the energy transition bonds shall be as set forth in the final Issuance Advice Letter, filed with the Commission and approved by the Commission Designee in compliance with this Financing Order (consistent with Ordering Paragraph 25). The Commission approves, and the energy transition bonds shall be structured to provide, an amortization schedule with relatively level debt service requirements and projected corresponding aggregate energy transition charges that are stable and modestly declining over the period of recovery (excluding possibly the first payment period), if the actual year-to-year changes in customer delivery load match the changes forecast at the time the energy transition bonds are structured and priced and other assumptions are realized, subject to rating agencies’ requirements and to further modification in accordance with the true-up mechanism approved in this Financing Order.

23.	Sale of Energy Transition Property. Cleco shall sell and transfer the energy transition property to the SPE in accordance with Section 1273(C)(3).

24.	Commission Participation in Bond Issuance. To assist in achieving the Commission’s goal that the pricing and structuring of the energy transition bonds will produce benefits for customers, including the pricing of the energy transition bonds consistent with prevailing market conditions at the date and time of pricing and the terms of this Financing Order, the Commission has determined that Commission Staff, including the Commission’s Designee, and the Commission Advisors, will participate with Cleco in the structuring, documenting, marketing and pricing of the energy transition bonds through the process described in Findings of Fact Paragraph 94 and Ordering Paragraph 58, as well as through the Issuance Advice Letter process. The Designee’s submission and filing of the Concurrence at the conclusion of the Issuance Advice Letter process shall be sufficient evidence for all purposes of the whole and complete compliance by the Company with the requirements of this Paragraph.

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Ordering Paragraphs

25.	Principal Amount. The original principal amount of the energy transition bonds shall be $305 million, plus the costs of any approved credit enhancement reflected in the final Issuance Advice Letter at the time of pricing of the energy transition bonds as described in Findings of Fact Paragraph 26. The final Issuance Advice Letter shall thereby establish the updated and final authorized total securitization original principal amount of the energy transition bonds.

26.	Ongoing Financing Costs. The ongoing financing costs, as described in this Financing Order and the final Issuance Advice Letter, shall be recovered on a current basis through the energy transition charges. The initial amount of the ongoing financing costs shall be revised and updated in the Issuance Advice Letter to reflect any change in the expected original principal amount of the energy transition bonds and other relevant information available at the time of pricing the bonds. Any changes to the initial estimated ongoing financing costs shall be revised and updated on a timely basis, by the servicer, in connection with the true-up process authorized in this Financing Order. The compensation servicer fee paid to Cleco per year is fixed at 0.05% of the initial principal amount of the energy transition bonds. The amount to be paid to Cleco as an administration fee, under the administration agreement, for providing administrative and support services to the SPE, is fixed at $100,000.00 per year (with no escalation). In addition, Cleco, as initial servicer and administrator, shall be entitled and allowed to receive reimbursement for its out-of-pocket costs for external accounting and external legal services as well as for other items of cost that will be incurred annually to support and service the energy transition bonds after issuance, consistent with Findings of Fact Paragraph 57. Only actual ongoing financing costs associated with these external services will be collected from customers. The revenues collected by Cleco, or by any affiliate of Cleco, acting as servicer under the servicing agreement and for administrative services under the administration agreement will be included as an identified revenue credit and thus reduce revenue requirements for the benefit of the LPSC-jurisdictional customers of Cleco in its next rate case following collection of such revenues. The expenses of acting as the servicer and for administration services likewise will be included as a cost of service in each such rate case for Cleco.

27.	Transaction Structure. The financing and transaction structure as described in this Financing Order is approved. The forms of documents described in Findings of Fact Paragraphs 43 and 44 will be reviewed and approved by the Commission Staff and Commission Advisors consistent with the Issuance Advice Letter approval process and Ordering Paragraph 24.

28.	Not an Obligation of the State. The energy transition bonds must contain on their face pursuant to Section 1278 the following statement: “Neither the full faith and credit nor the taxing power of the State of Louisiana is pledged to the payment of the principal of, or interest on, this bond.”

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29.	Refinancing. Cleco may apply for a subsequent financing order to refinance, retire or refund energy transition bonds issued under this Financing Order pursuant to Section 1273(F).

30.	Collateral. All energy transition property and other collateral shall be held in pledge and administered by the indenture trustee pursuant to the indenture as described in the Securitization Application. The SPE shall establish a collection account with the indenture trustee as described in the Securitization Application and Findings of Fact Paragraphs 64 through 69.

31.	Distribution Following Repayment. Upon payment in full of all energy transition bonds authorized by this Financing Order and the discharge of all obligations including financing costs in respect thereof that may be paid by use of energy transition charges, all remaining amounts in the collection account, including investment earnings, other than amounts that were in the capital subaccount (including earnings thereon) dealt with in Ordering Paragraph 32, shall be released by the indenture trustee to the SPE for distribution to Cleco. Within thirty (30) days after the payment of all obligations (including final financing costs) payable from those funds, Cleco shall notify the Commission of the amount of such funds available for crediting to the benefit of customers, and such amount shall be credited to Cleco’s customers, all as mandated by and in the manner to be prescribed by the Commission at that time.

32.	Funding of Capital Subaccount. The capital investment by Cleco to the SPE to be deposited into the capital subaccount shall be funded by Cleco from its own funds and not from the proceeds of the sale of energy transition bonds. The capital investment shall not be less than 0.75% of the original principal amount of the energy transition bonds. The exact amount will be established in the Issuance Advice Letter. After payment in full of all energy transition bonds and the discharge of all obligations including financing costs in respect thereof (including after any mandated delay in the discharge of the servicer under the servicing agreement), all amounts in the capital subaccount shall be released to the SPE for distribution to and retention by Cleco (except any excess earnings). Cleco may earn a rate of return on its capital investment in the SPE until returned by the SPE equal to the rate of interest that was established on the longest maturity tranche of the energy transition bonds, to be paid by means of periodic distributions from the SPE that are funded first by the income earned thereon through investment by the indenture trustee in eligible investments and second by any deficiency being collected through the true-up adjustments, and further, any actual earnings in excess of that rate will be credited by Cleco to customers through Rate Schedule ETSA.

33.	Original Issue Discount. The SPE may determine to provide for original issue discount on the energy transition bonds through the Issuance Advice Letter process.

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34.	Credit Enhancement. Cleco may provide for various forms of credit enhancement (including an overcollateralization account or additional reserve or other subaccounts, letters of credit, surety bonds, and other mechanisms designed to promote credit quality) and arrangements to enhance marketability of the energy transition bonds. Cleco may include the costs of credit enhancements or arrangements to promote credit quality or marketability as financing costs, provided that the Commission’s Financial Advisor and Cleco agree in advance that such enhancements or arrangements provide benefits greater than their tangible and intangible costs pursuant to Findings of Fact Paragraphs 49 and 69. The costs of such credit enhancements or arrangements are not subject to the $10 million cap on upfront financing costs. If Cleco proposes the use of such credit enhancements or arrangements, Cleco shall provide the Commission’s Financial Advisor with copies of cost/benefit analyses, if any, performed by or for Cleco that support the request to use such enhancements and arrangements. Cleco shall not be required to enter any enhancements and arrangements to promote credit quality or marketability unless all related costs and liabilities can be included in financing costs recoverable as upfront costs or through Rate Schedule ETCA. This Ordering Paragraph does not apply to the collection account or its subaccounts approved in this Financing Order.

35.	Life of Bonds. The scheduled final payment date of any tranche of the energy transition bonds authorized by this Financing Order shall not exceed twenty-one (21) years from the date of issuance of the bonds. The legal final maturity of any tranche of the energy transition bonds shall not exceed twenty-three (23) years from the date of issuance of the bonds.

36.	Allocations. The Commission approves with respect to the energy transition charges annually resetting allocation factors for apportioning the periodic billing requirement for each customer class in accordance with Cleco’s most recently completed annual base revenue forecast (with the modification to standby customers specified in Findings of Fact Paragraph 82), subject to further modification in accordance with rating agencies’ requirements and the true-up mechanism approved in this Financing Order. The Commission further approves the calculation of Customer, Demand, and Energy charges for the various classes of customers as described in Findings of Fact Paragraphs 75, 81 and 82 and the Securitization Testimony.

37.	Use of the SPE. Cleco shall use the SPE, a special purpose energy transition funding entity as proposed in its Securitization Application and the Securitization Testimony, in conjunction with the issuance of any energy transition bonds authorized under this Financing Order. The SPE shall be funded with an amount of capital that is sufficient for the SPE to carry out its intended functions and to minimize the possibility that Cleco would have to extend funds to the SPE in a manner that could jeopardize the bankruptcy remoteness of the SPE, as well as to assure that the energy transition bonds will be treated as borrowings of Cleco for federal income tax purposes. The SPE shall be formed under Louisiana law. The Commission shall not exercise any authority to approve or not approve any independent manager of the SPE selected by Cleco.

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38.	Voluntary Bankruptcy of the SPE; Dissolution. Pursuant to Section 1273(D)(2) and consistent with Financings of Fact Paragraph 37, the SPE is authorized to include in its organizational documents a provision that in order for a person to file a voluntary bankruptcy petition on its behalf, there must first be prior unanimous consent of the SPE’s managers. Such provision concerning the voluntary bankruptcy of the SPE shall constitute a legal, valid, and binding agreement of Cleco as the member of the SPE and is enforceable against such member. Further, a person shall have authority under the laws of Louisiana to file a voluntary bankruptcy petition on behalf of the SPE only after compliance with such provision. Additionally, Cleco shall not apply for judicial dissolution of the SPE, and Cleco is not permitted to and shall not withdraw from or otherwise cease to be a member of the SPE for any reason whatsoever, including that Cleco itself shall not dissolve or otherwise terminate its legal existence, unless an acceptable new member of the SPE is substituted for Cleco, until all energy transition bonds issued pursuant to this Financing Order and all financing costs have been paid in full.

D. Financial and Other Advisors

39.	Commission Advisors. The Commission will have the sole authority to select and retain its Financial Advisor and any outside legal counsel and regulatory consultants for approval of the bond issuance. The costs of the Commission Advisors will be paid as financing costs from energy transition bond proceeds or energy transition charges.

E. Servicing

40.	Servicing Agreement. Cleco shall act as initial servicer as described in this Financing Order and shall enter into the servicing agreement with the SPE and perform the servicing duties approved in this Financing Order.

41.	Servicing Fees. The servicer shall be entitled and allowed to collect servicing fees in accordance with the provisions of the servicing agreement, provided that the annual servicing fee payable to Cleco while it is serving as servicer (or to any other servicer affiliated with Cleco) shall be fixed at 0.05% of the original principal amount of the energy transition bonds, plus reimbursement for its out-of-pocket costs for external accounting and legal services and other items of costs consistent with, and subject to the mechanism described in, Findings of Fact Paragraph 57 and Ordering Paragraph 26. The annual servicing fee payable to any other servicer not affiliated with Cleco shall not at any time exceed per year 0.60% of the original principal amount of the energy transition bonds unless such higher rate is approved by the Commission pursuant to Ordering Paragraph 42. As provided in Findings of Fact Paragraph 57, in the event that Cleco is replaced as initial servicer, pursuant to the terms of the servicing agreement, the servicing fee shall be an amount that the indenture trustee finds reasonably necessary to pay, in order to engage a utility or other qualified unrelated third party to undertake such duties as servicer, whether or not it has any other commercial relationship to the customers to whom the energy transition charges must be billed, not to exceed 0.60% of the initial principal amount of the energy transition bonds unless Cleco (or the SPE or the financing parties) demonstrates to the Commission that an even higher servicing fee must be paid in order to obtain the services based on the prevailing market conditions at that time and the Commission approves such higher fee at that time as provided in Ordering Paragraph 42.

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42.	Replacement of Cleco as Servicer. Upon the occurrence of an event of default under the servicing agreement relating to servicer’s performance of its servicing functions with respect to the energy transition charges, the financing parties may replace Cleco as the servicer in accordance with the terms of the servicing agreement with the SPE’s prior written consent (which shall not be unreasonably withheld). Cleco also may be replaced as the servicer in compliance with the terms of the intercreditor agreement referenced in Findings of Fact Paragraph 58. If the servicing fee of the successor servicer will exceed the applicable maximum servicing fee specified in Ordering Paragraph 41, the successor servicer shall not begin providing service until (i) the date the Commission approves the appointment of such successor servicer or unless (ii) the Commission does not act to either approve or disapprove the appointment within forty-five (45) days after notice of appointment of the successor servicer is provided to the Commission. No entity may replace Cleco as the servicer in any of its servicing functions with respect to the energy transition charges and the energy transition property authorized by this Financing Order, if the replacement would cause any of the then current credit ratings of the energy transition bonds to be suspended, withdrawn, or downgraded. To the extent a higher servicing fee is caused by the replacement appointment of a servicer not affiliated with Cleco due to the negligence, misconduct or termination for cause of Cleco or its affiliate servicer, the servicing agreement shall provide (for the benefit of the Commission) that Cleco shall bear the increased portion, and not its customers.

43.	Amendment of Agreements. The parties to the servicing agreement, administration agreement, indenture, sale agreement, SPE limited liability company operating agreement, and intercreditor agreement may amend the terms of such agreements; provided, however, that no amendment to any such agreement that would increase the ongoing financing costs shall be permitted without the prior approval of the Commission. Any amendment that does not increase the ongoing financing costs shall be effective without prior Commission authorization. Any amendment to any such agreement that may have the effect of increasing ongoing financing costs shall be delivered by the SPE to the Commission’s Executive Secretary and Executive Counsel along with a statement as to the possible effect of the amendment on the ongoing financing costs, any certificate or document required by the pertinent document(s), and a request for consent. The amendment shall become effective on the later of (i) the date proposed by the parties to the amendment or (ii) thirty-one (31) days after such filing with the Commission unless the Commission issues an order disapproving the amendment within a 30-day period.

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44.	Collection Terms. The servicer shall remit collections of the energy transition charges to the indenture trustee for the SPE’s account as described in this Financing Order every servicer business day in accordance with the terms of the servicing agreement and Findings of Fact Paragraph 56.

45.	Contract to Provide Service. As a part of the sale agreement or the servicing agreement with the SPE, or both, and pursuant to Section 1273(C)(9) and Section 1274(H), Cleco shall undertake that, in consideration of the SPE’s purchase of Cleco’s rights under this Financing Order (other than the Company Retained Rights), Cleco will continue to operate its system to provide electric delivery service to its retail customers; and, to the extent that any interest in energy transition property created by this Financing Order is assigned, sold or transferred to another assignee, Cleco shall enter into a contract with that assignee that requires Cleco (or its successor) to continue to operate its system to provide service to Cleco’s retail customers; and further (in each case) Cleco will undertake to collect, account and remit amounts in respect of the energy transition charges for the benefit and account of such assignee (or its financing party); provided, however, that this provision shall not prohibit Cleco from selling, assigning, or otherwise divesting its transmission and distribution system (or any portions thereof) providing service to Cleco’s retail customers, by any method whatsoever, including those specified in Ordering Paragraph 57 pursuant to which an entity becomes a successor, so long as the entities acquiring such system or portion thereof agree to continue operating such facilities to provide service to these retail customers.

F. Use of Proceeds; Application of Future Salvage Proceeds

46.	Use of Proceeds. The SPE will use the net proceeds from the sale of the energy transition bonds (after payment of upfront financing costs payable by or reimbursable from the SPE in an amount consistent with this Financing Order) to pay to Cleco the purchase price of the energy transition property. Such net proceeds (after payment of upfront financing costs payable by or reimbursable from Cleco in an amount consistent with this Financing Order) will be used by Cleco as follows: Cleco will immediately retain and apply as reimbursement to extinguish the then-determined balance of Dolet Hills regulatory assets in an amount equal to the sum of Cleco’s regulatory assets for the Plant and the Mines determined as of the end of the calendar month immediately preceding the date of the issuance of the energy transition bonds. Cleco will report that amount in the final Issuance Advice Letter. Then later Cleco shall make the calculation and use the remaining portion of the proceeds to fund the restricted segregated energy transition reserve as specified in Ordering Paragraph 47. This use of proceeds is approved and the proceeds may not be used for any other purpose. The use of proceeds from the sale of the energy transition bonds in violation of this Financing Order shall subject the Company to proceedings pursuant to applicable statutes, orders and the rules and regulations of the Commission but shall not be grounds to rescind, alter, modify or amend this Financing Order and shall not affect the validity, finality and irrevocability of this Financing Order or the energy transition property irrevocably created hereby, or the approval of the transaction by the Designee granted in the Concurrence by authority of this Financing Order, or the energy transition bonds.

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47.	Restricted Segregated Energy Transition Reserve. The Commission directs Cleco to deposit the remaining portion of the funds paid by the SPE to Cleco to establish the energy transition reserve in a restricted segregated account, in the following manner and time period. After the final accounting of the upfront financing costs is submitted by Cleco to LPSC Staff, but no later than ninety (90) days after the issuance of the energy transition bonds, Cleco shall calculate and invest in an interest bearing account, as the restricted segregated energy transition reserve, the remaining amount of proceeds equal to (a) the securitization original principal amount of the energy transition bonds (plus any interest earned on the proceeds not used towards the regulatory assets), minus (b) the actual upfront financing costs, minus (c) the sum of the Dolet Hills regulatory assets as specified in Ordering Paragraph 46. Cleco will then have access to this restricted energy transition reserve to withdraw funds exclusively for reimbursement of Dolet Hills energy transition costs not included in the Company’s regulatory assets determined and extinguished as specified in Ordering Paragraph 46 and this paragraph and for future Dolet Hills energy transition costs. Net interest after taxes earned each year shall be credited by Cleco to customers as provided in Findings of Fact Paragraph 15. Cleco will file with the Commission periodic notices and annual reports detailing the reserve account’s activity, any withdrawals exceeding budgeted drawdowns by 10%, and related matters as required by Findings of Fact Paragraph 100, 101, and 102. Cleco shall ensure that the Company is neither enriched nor penalized by the existence of the energy transition reserve. Demolition and remediation-related expenditures shall be removed from the calculation of rates under Cleco’s annual June Rider IICR filing, and instead will be funded by the energy transition reserve. Cleco’s proposal to use offsetting FERC Account 128 – Other Special Funds for the energy transition reserve cash deposits and FERC Account 228 – Operating Reserves to establish the energy transition reserve that is to be reduced as demolition and remediation expenditures are made is accepted. The amounts in these accounts that are associated with this securitization financing shall be excluded from rate base. Any surplus that remains after all Dolet Hills energy transition costs are incurred, spent, accounted, reviewed, and if prudent reimbursed shall be refunded to Cleco’s retail electric customers using Rider IICR as the crediting mechanism (or otherwise in the manner ordered by the Commission at the time of such determination). All Dolet Hills energy transition costs paid or reimbursed from this restricted reserve account will be subject to a later prudence review by the Commission. The Commission will not make or cause adjustments to the energy transition charges, the energy transition property, or the energy transition bonds as a result of any review of drawdowns from the energy transition reserve or any notices or reports pertaining thereto. The funding of, and withdrawal and use of the proceeds from, this energy transition reserve account shall not impair and are without prejudice to, and remain subject to, a full prudence review by the Commission of all future Dolet Hills energy transition costs paid by monies from this reserve and a determination of the amounts that are eligible for recovery from customers, and any cost deemed by the Commission upon audit to not be prudently incurred will be refunded to Cleco’s retail energy customers in the manner ordered by the Commission at the time of such determination. Any such determination mandating a credit or a refund shall not invalidate, impair, or affect this Financing Order, or any energy transition property, energy transition charges, or energy transition bonds.

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48.	Tax Reconciliation. Cleco will finance the gross amount of energy transition costs before any reduction for the benefit associated with the return on the unamortized accumulated deferred income tax balance associated with Dolet Hills. Deferred tax benefits are created when funds are withdrawn from the restricted energy transition reserve. Those benefits should flow through to Cleco’s customers, via the surcredit, as they occur. Cleco will provide customers with a monthly surcredit arising therefrom calculated annually as set forth in the Revenue Requirement Order. All such tax benefits surcredit shall be flowed through to the benefit of customers dollar for dollar through the operation of Rate Schedule ETSA, provided that this surcredit calculation may be adjusted from time to time to account for changes in applicable tax laws and regulations, if any. The surcredit will be flowed through to customers on customers’ bills, consistent with Ordering Paragraph 19. Cleco shall utilize the accumulated deferred income tax (“ADIT”) balance of approximately $51.9 million. That $51.9 million of ADIT liability shall be amortized over 20 years and the surcredit will be calculated based on the annual unamortized balance of the ADIT liability multiplied by Cleco’s weighted average cost of capital. The initial surcredit rate shall be calculated using the $51.9 million ADIT liability balance, and shall be amortized over a 20-year period. Until such time as the energy transition reserve is fully depleted, future spending will result in new amounts of ADIT which shall be for the benefit of the Company’s LPSC-jurisdictional customers. The surcredit calculation referenced in this paragraph shall include the new ADIT liability balances in updated amortization schedules. Cleco will apply its weighted average cost of capital to the annual unamortized balance to determine the annual surcredit. The surcredit rate will be subject to annual review, rather than prior authorization. For the avoidance of doubt, the general true-up mechanism for the energy transition charge shall not change.

49.	Future Salvage Proceeds. To the extent Cleco receives salvage proceeds, the source of which is disposition of Dolet Hills property for which related energy transition costs have been financed by this Financing Order, Cleco shall net out those salvage proceeds from the pertinent demolition or remediation costs being charged to the energy transition reserve or deposit those salvage proceeds into the energy transition reserve.

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G. Commission Pledge

50.	Irrevocable. After the earlier of the transfer of the energy transition property to the SPE or issuance of the energy transition bonds authorized by this Financing Order, this Financing Order is irrevocable until the indefeasible payment in full of such bonds, any ancillary agreements, and the related financing costs. The Commission covenants, pledges, and agrees it thereafter shall not amend, modify, or terminate this Financing Order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the energy transition charges approved in this Financing Order, or in any way reduce or impair the value of the energy transition property created by this Financing Order, except as may be contemplated by a refinancing authorized in strict accordance with the Securitization Act by a subsequent order of the Commission or by the periodic true-up adjustments authorized by this Financing Order, until the indefeasible payment in full of the energy transition bonds, any ancillary agreements, and the related financing costs.

51.	Duration. Consistent with Ordering Paragraph 5, this Financing Order and the energy transition charges authorized hereby shall remain in effect until the energy transition bonds, any ancillary agreements, and all financing costs related thereto have been indefeasibly paid or recovered in full. Consistent with Section 1273(C)(8), this Financing Order shall remain in effect and unabated notwithstanding the reorganization, bankruptcy, or other insolvency proceedings, or the merger or sale, of Cleco or its successors. Pursuant to Section 1274(H), any successor to Cleco, whether pursuant to any reorganization, bankruptcy, or other insolvency proceeding, or whether pursuant to any merger or acquisition, sale, or other business combination, or transfer by operation of law, as a result of electric utility restructuring or otherwise, shall perform and satisfy all obligations of, and have the same rights under this Financing Order as, Cleco in the same manner and to the same extent as Cleco, including collecting and paying to the person entitled to receive them, the revenues, collections, payments, or proceeds of the energy transition property.

52.	Contract. The Commission acknowledges that the energy transition bonds approved by this Financing Order will be issued and purchased in express reliance upon this Financing Order and the Commission’s covenant and pledge herein of irrevocability and the vested contract right created hereby. The provisions of this Financing Order shall create a contractual obligation of irrevocability by the Commission in favor of the owners from time to time of the energy transition bonds, and any such bondholders may by suit or other proceedings enforce and compel the performance of this Financing Order against the Commission in accordance with the indenture. It is expressly provided that such remedy as to individual commissioners of the Commission is strictly limited to a claim solely for prospective relief of declaratory and injunctive relief only; there shall be no other cause or right of action for damages or otherwise against the individual commissioners. The purchase of the energy transition bonds, which reference in their related documentation the covenant and pledge provided in this Financing Order, is acknowledged by the Commission to be adequate consideration by the owners of these energy transition bonds for the Commission’s covenant of irrevocability contained in this Financing Order. The Commission acknowledges that it would be unreasonable, arbitrary, and capricious for the Commission to take any action contrary to the covenant and pledge set forth in this Financing Order after the issuance of the energy transition bonds.

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53.	Full Compensation. Nothing in this Financing Order shall preclude limitation or alteration of this Financing Order if and when full compensation is made for the full protection of the energy transition charges imposed, charged, and collected pursuant to this Financing Order and the full protection of the holders of energy transition bonds and any assignee or financing party.

54.	Inclusion of Pledges. The SPE, as issuer of the energy transition bonds, is authorized, pursuant to Section 1279(C) of the Securitization Act and this Financing Order, to include the State of Louisiana pledge contained in Section 1279 of the Securitization Act and the Commission pledge contained in Ordering Paragraph 50 with respect to the energy transition property and energy transition charges in these energy transition bonds and related bond documentation. This Financing Order is subject to the State pledge.

H. Miscellaneous Provisions

55.	Continuing Issuance Right. The SPE has the continuing irrevocable right at the request of Cleco to cause the issuance of energy transition bonds in accordance with this Financing Order for an issuance period commencing with the date of this Financing Order and extending twenty-four (24) months following the latest of (i) the date on which this Financing Order becomes final and not appealable; (ii) the date on which the Revenue Requirement Order becomes final and not appealable; or (iii) the date on which any other regulatory approvals necessary to issue the energy transition bonds are obtained and not appealable. If the energy transition bonds authorized by this Financing Order are not issued during this issuance period, the energy transition property created by this Financing Order shall cease to exist. If at any time during the issuance period of this Financing Order there is a severe disruption in the financial markets of the United States, the issuance period shall automatically be extended to a date which is not less than ninety (90) days after the date such disruption ends. Pursuant to Section 1273(E), and consistent with Findings of Fact Paragraph 62, nothing in this Financing Order compels Cleco to cause the issuance of energy transition bonds.

56.	Internal Revenue Service Private Letter or Other Rulings. Cleco is not required by this Financing Order to obtain a ruling from the IRS. Cleco shall obtain an opinion of tax counsel sufficient in Cleco’s judgment to support the issuance of the energy transition bonds.

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57.	Binding on Successors. This Financing Order, together with the energy transition charges authorized by it, shall be binding on Cleco and any successor to Cleco that provides retail electric service to Cleco’s retail customers,[18] and if Cleco or its successor no longer owns and operates both the transmission and distribution systems servicing Cleco’s LPSC-jurisdictional customers then any entity that the Commission designates in connection with an order relating to such split shall be bound by this Financing Order. This Financing Order is also binding on any other entity responsible for billing and collecting energy transition charges on behalf of the SPE and on any successor to the Commission. In this paragraph, a “successor” means any entity that succeeds by any means whatsoever to any interest or obligation of its predecessor or transferor, including by way of bankruptcy, reorganization or other insolvency proceeding, merger, acquisition, division, consolidation or other business combination, conversion, assignment, sale, transfer, lease, management contract, pledge or other security, by operation of law, as a result of electric utility restructuring, governmental reorganization, or otherwise. Nothing in this Financing Order is intended to limit or impair any authority of the Commission concerning the transfer of ownership or control of Cleco or its assets.

58.	Flexibility; Underwriting. Subject to compliance with the requirements of this Financing Order and consistent with Section 1273(B), Cleco shall be afforded flexibility in establishing the terms and conditions of the energy transition bonds, including repayment schedules, term, scheduled final payment dates and legal maturity (within the limits established herein), payment dates, required debt service, interest rates, use of original issue discount, indices, reserves, collateral, credit enhancement (within the limits provided herein), the type and form of the transaction’s securities registration, selection of certain transaction participants (consistent with this Paragraph), and upfront and ongoing financing costs. In addition, although it is currently assumed that the energy transition bonds will be issued through a negotiated offering, if Cleco and the Commission Staff and the Commission’s Financial Advisor jointly determine that the sale of the energy transition bonds through a competitive bid process may enhance marketability, and that the sale through a competitive bid process provides benefits greater than the tangible and intangible costs, the energy transition bonds may be sold through competitive bidding. Satisfaction of the requirements of this Paragraph shall be evidenced as provided in Ordering Paragraph 24.

59.	Waiver. The Commission waives any rights it may have to rescind this Financing Order under La. R.S. 12:1308.2(E) if the SPE becomes delinquent in filing its annual report required under La. R.S. 12:1308.1.

18 Any such successor shall perform and satisfy all obligations of and have the same rights under this Financing Order as Cleco, including collecting and paying to the person entitled to receive them the revenues, collections, payments, or proceeds of the energy transition property created by this Financing Order. Section 1274(H).

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60.	Regulatory Approvals. All regulatory approvals and authorizations within the jurisdiction of the Commission that are necessary for the imposition of the energy transition charges associated with the energy transition costs that are the subject of the Securitization Application, and for the financing and all related aspects of the transaction contemplated in the Securitization Application, are granted. The Commission waives application of General Order 7/1/2019 to the filing of the Issuance Advice Letter, Rate Schedule ETCA and Rate Schedule ETSA, and the periodic true-up filings to be made pursuant to this Financing Order to the extent said General Order is inconsistent with this Financing Order.

61.	Effect. This Financing Order constitutes a legal financing order for Cleco under the Securitization Act. The Commission finds this Financing Order complies with the provisions of the Securitization Act. A financing order gives rise to rights, interests, obligations and duties as expressed in the Securitization Act. It is the Commission’s express intent to give rise to those rights, interests, obligations and duties by issuing this Financing Order. This Financing Order, including without limitation all of the foregoing findings of fact and conclusions of law, is final administrative action.

62.	Further Commission Action. The Commission will act pursuant to this Financing Order as expressly authorized by the Securitization Act to ensure that expected energy transition charge revenues are sufficient to pay at all times the scheduled principal of and interest on the energy transition bonds issued pursuant to this Financing Order and all other financing costs in connection with the energy transition bonds (including, when necessary, to bring all principal payments on the energy transition bonds on schedule over the next two succeeding bond payment dates).

63.	Further Actions by Others. Cleco is directed to take all actions as are required to effectuate the securitization financing transaction approved and authorized in this Financing Order, subject to compliance with the criteria established in this Financing Order. Cleco, the SPE, the Commission Staff and the Commission Designee are directed to take all other actions required by this Financing Order.

64.	Effectiveness of Order. This Financing Order is effective immediately.

65.	All Other Motions, etc., Denied. All motions, requests for entry of specific findings of fact and conclusions of law, and any other requests for general or specific relief not expressly granted herein, or in the Revenue Requirement Order, are denied for want of merit.

66.	DHPS Carrying Charge. Cleco shall recover the DHPS Carrying Charge referenced in Findings of Fact Paragraph 22 over one year beginning July 1, 2025 utilizing the Company’s Rider IICR as the recovery mechanism therefor, consistent with Findings of Fact Paragraph 22.

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67.	Revenue Requirement Order. To the extent that the terms of this Financing Order and the terms of the Revenue Requirement Order are inconsistent or conflict, the terms of this Financing Order shall control.

This order is effective immediately.

BY ORDER OF THE COMMISSION
BATON ROUGE, LOUISIANA
November 27, 2024

/S/ MIKE FRANCIS
DISTRICT IV
CHAIRMAN MIKE FRANCIS

/S/ DAVANTE LEWIS
DISTRICT III
VICE CHAIRMAN DAVANTE LEWIS

ABSENT
DISTRICT V
COMMISSIONER FOSTER L. CAMPBELL

/S/ ERIC F. SKRMETTA
DISTRICT I
COMMISSIONER ERIC F. SKRMETTA

ABSENT
DISTRICT II COMMISSIONER CRAIG GREENE

BRANDON M. FREY
SECRETARY

Order No. U-37213

LIST OF APPENDICES

Appendix A	Form of Issuance Advice Letter
Attachment 1
	Schedule A	Calculation of Total Original Principal Amount
	Schedule B	Estimated Upfront Financing Costs
Attachment 2
	Schedule A	Energy Transition Bond Revenue Requirement Information
	Schedule B	Estimated Ongoing Financing Costs
	Schedule C	Calculation of Energy Transition Charges
	Schedule D	Compliance with Securitization Act
(Net Present Value Benefit)
	Attachment 3	Allocation of Annual Revenue Requirement by Rate Class
	Attachment 4	Company’s Certification
	Attachment 5	Form of Commission Designee’s Concurrence
	Attachment 6	Service List
Appendix B-1	Rate Schedule ETCA (Energy Transition Cost Adjustment) and Allocation Methodology Illustrated
Appendix B-2	Rate Schedule ETSA – Energy Transition Surcredit Adjustment
Appendix C	Estimates of Upfront and Ongoing Financing Costs
Appendix D	Form of True-Up Calculation Notice Letter

Order No. U-37213

APPENDIX A

FINANCING ORDER

ISSUANCE ADVICE LETTER

[ _____ ], 2025

ORDER NO. U-37213

LOUISIANA PUBLIC SERVICE COMMISSION

SUBJECT: ISSUANCE ADVICE LETTER FOR ENERGY TRANSITION BONDS

Pursuant to the Financing Order adopted in Docket No. U-37213, Cleco Power LLC’s Application for (1) a Financing Order Authorizing the Securitization Financing of Certain Costs Related to the Dolet Hills Power Station and Associated Mines; (2) Establishment of an Energy Transition Reserve; and (3) Expedited Treatment, Order No. U-37213 (the “Financing Order”), CLECO POWER LLC (“Applicant”) hereby files, no later than two business days after the pricing of this series of Energy Transition Bonds, the information referenced below. This Issuance Advice Letter is for the Cleco [Securitization II] LLC Energy Transition Bonds, tranches [_____________]. Any capitalized terms not defined in this letter shall have the meanings ascribed to them in the Financing Order.

PURPOSE

This filing establishes the following:

(a)	the total amount to be financed, consisting of the approved energy transition costs (including an energy transition reserve) and upfront financing costs;

(b)	confirmation that customers will experience savings relative to conventional methods of financing;

(c)	confirmation that the structuring, terms and pricing of the energy transition bonds are consistent with the Financing Order;

(d)	confirmation that the pricing of the energy transition bonds is consistent with market conditions at the time of pricing;

(e)	the actual terms and structure of the energy transition bonds being issued;

(f)	the initial energy transition charges for retail users;

(g)	the identification of the SPE; and

(h)	the amounts of the regulatory assets for the Plant and the Mines as of the end of the calendar month immediately preceding the date of the issuance of the energy transition bonds.

The Concurrence by the Commission’s Designee to this filing will establish the Commission’s approval of the final forms of the indenture, SPE limited liability company operating agreement, sale agreement, administration agreement, servicing agreement, and intercreditor agreement.

The Applicant hereby confirms, pursuant to the Financing Order, the following:

APPENDIX A

FINANCING ORDER

COSTS BEING FINANCED

The total amount of approved costs being financed (the “Financed Costs”) is presented in Attachment 1, Schedule A.

COMPLIANCE WITH ISSUANCE STANDARDS

The Financing Order requires Applicant to confirm, using the methodology approved therein, that the actual terms of the energy transition bonds result in compliance with the standards set forth in the Financing Order. These standards are:

1.	The securitization financing of approved energy transition costs will provide significant benefits to ratepayers, greater than would be achieved absent the issuance of energy transition bonds (See Attachment 2, Schedule D);

2.	The total principal amount financed (see Attachment 1, Schedule A) will not exceed the present value of the conventional financing revenue requirement over the life of the proposed energy transition bonds when the present value calculation is made using a discount rate equal to the weighted average effective interest rate on the energy transition bonds (See Attachment 2, Schedule D);

3.	The total amount of revenues to be collected under the Financing Order is less than the revenue requirement that would be recovered using conventional financing methods (See Attachment 2, Schedules C and D);

4.	The energy transition bonds will be issued in one or more tranches having scheduled final payment dates of up to [21] _________ (__) years and legal final maturities not exceeding [23] _________ (__) years from the date of issuance of the bonds (See Attachment 2, Schedule A);

5.	The energy transition bonds will be issued with an original issue discount on [both] of the tranches to promote marketability while providing yields that match market conditions; the original discount will be fully reflected in the interest rates used to calculate ratepayer benefits; and

6.	The structuring and pricing of the energy transition bonds are certified by the Applicant to result in the lowest energy transition bond charges consistent with market conditions and the terms (including the amortization structure ordered by the Commission, if any) set out in the Financing Order (See Attachment 4).

ACTUAL TERMS OF ISSUANCE

Name of Energy Transition Bond Series: Series 2025-A Senior Secured Energy Transition Bonds Name of Energy Transition Bond Issuer SPE: Cleco [Securitization II] LLC

Trustee: [ ]

APPENDIX A

FINANCING ORDER

Closing Date: [   ], 2025

Bond Ratings (2 rating agencies): S&P ________, Moody’s _______

Amount Issued: [___________]

Energy Transition Bond Issuance Costs: See Attachment 1, Schedule B.

Energy Transition Bond Support and Servicing: See Attachment 2, Schedule B.

Tranche	Interest Rate	Scheduled Final Payment Date	Legal Final Maturity
A-1
A-2

Weighted Average Coupon:[1]	%
Life of Bonds:
Weighted Average Life of Energy Transition Bonds:
Call Provisions (including premium, if any):	None
Amortization Schedule:	Attachment 2, Schedule A
Scheduled Final Payment Dates:	Attachment 2, Schedule A
Legal Final Maturity Dates:	See Table Above
Annual Overcollateralization Funding Requirements:
Semi-annually,
Payments to Investors:	Beginning [_________, 2025
Initial annual Servicing Fee as a percent of original Energy	[.05]%
Transition Bond principal amount:
Initial annual administration fee	$100,000

1 The annual coupon rates are weighted by the principal amount of each tranche.

APPENDIX A

FINANCING ORDER

INITIAL ENERGY TRANSITION CHARGE

Table I below shows the current assumptions for each of the variables used in the calculation of the initial Energy Transition Charges.

TABLE I
Input Values For Initial Energy Transition Charges
Applicable period: from [_______] to [________]
Forecasted retail kWh/kW sales for the applicable period[2]:
Energy Transition Bond debt service for the applicable period[3]:	$
Percent of billed amounts expected to be charged-off:	%
Forecasted % of Billings Paid in the Applicable Period:	%
Forecasted retail kWh/kW sales billed and collected for the applicable period[4]:
Forecasted annual ongoing transaction expenses (Excluding Energy Transition Bond principal and interest):	$
Current Energy Transition Bond outstanding balance:	$
Target Energy Transition Bond outstanding balance as of [________, 2025]:	$
Total Periodic Billing Requirement for applicable period:	$

Allocation of the periodic billing requirement (the “PBR”) among customer classes: See Attachment 3.

2 See Attachment 3, column 5, for billing determinants by rate class.

3 Cash paid to service debt within the applicable period – not an accrued amount.

4 Assumed collection curve for each rate class is [___]% in the first month following billing; [___]% in the second month following billing, and [___]% for amounts charged-off.

APPENDIX A

FINANCING ORDER

Based on the foregoing, the initial Energy Transition Charges calculated for retail users are as follows:

TABLE II

Rate Class	Initial Energy Transition Charge

Residential Service
General Service – Non Demand
General Service – Secondary
General Service – Primary
School & Church – Non Demand
School & Church – Demand
Municipal Electric Service
Large Power Service
Standby Power Service
Subscription
Back-up
Maintenance
Unmetered and Outdoor Lighting Service

IDENTIFICATION OF SPE

The owner of the Energy Transition Property (the “SPE”) will be: Cleco [Securitization II] LLC, a Louisiana limited liability company.

EFFECTIVE DATE OF CHARGES

In accordance with the Financing Order, the Energy Transition Charge shall be billed commencing on the first day of the first billing cycle of the first Applicant revenue month following the Applicant’s receipt of payment in the amount of $[__________] from Cleco [Securitization II] LLC following Applicant’s execution and delivery to Cleco [Securitization II] LLC of the Bill of Sale transferring Applicant’s rights and interests under the Financing Order and other rights and interests that are Energy Transition Property as described in the Financing Order (which will not occur prior to the third business day after pricing of the Energy Transition Bonds).

REPORT OF REGULATORY ASSETS AMOUNTS

As of the end of the calendar month immediately preceding the date of the issuance of the energy transition bonds (________ 31, 2025), Applicant’s regulatory asset for the Plant is $_________ and Applicant’s regulatory asset for the Mines is $_________, which total to $_________.

APPENDIX A

FINANCING ORDER

NOTICE

Copies of this filing are being furnished to the parties on the attached service list (See Attachment 6). Notice to the public is hereby given by filing and keeping this filing open for public inspection at Applicant’s corporate headquarters.

APPROVAL

[_________________________], the duly designated Designee of the Commission under the Financing Order, shall notify Applicant and the Commission, no later than one business day after receipt of this Issuance Advice Letter via email, and using the form of concurrence letter attached hereto as Attachment 5, in the case of acceptance and approval of the Issuance Advice Letter by the Designee.

AUTHORIZED OFFICER

The undersigned is an officer of Applicant and authorized to deliver this Issuance Advice Letter on behalf of Applicant.

Respectfully submitted,

CLECO POWER LLC

By:
Name:
Title:

APPENDIX A

FINANCING ORDER

ATTACHMENT 1

SCHEDULE A

CALCULATION OF TOTAL ORIGINAL PRINCIPAL AMOUNT

Total Adjusted Recoverable Energy Transition Costs permitted to be financed by Financing Order[5]:	$295,000,000
Adjustment increase for any additional credit enhancement costs	$___________
Estimated upfront costs (Attachment 1, Schedule B)	$10,000,000
TOTAL ORIGINAL PRINCIPAL AMOUNT TO BE FINANCED	$[305,000,000]

5 The total amount is calculated per Ordering Paragraphs 2 and 25 of the Financing Order.

APPENDIX A

FINANCING ORDER

Attachment 1 Schedule B
Estimated Upfront Financing Costs

Company’s Structuring Fees:
Legal Fees and Expenses for Company and SPE Counsel:
Underwriters’ Fees and Expenses:	$
Underwriters’ Counsel Fees:	$
Indenture Trustee’s Fees and Counsel’s Fees:
Rating Agency Fees:	$
Accountant’s/Auditor’s Fees:	$
SEC Registration Fee:
Printing and Filing Costs:	$
SPE Set-up Costs:	$
Commission Advisor’s Fees:
Initial Annual Servicing Fee:	$152,500
Initial Annual Administration Fee:	$100,000
[Other Initial Annual Fees]	$
Miscellaneous Administrative Costs:	$
Original Issue Discount[6]:	$
[Cost of Swaps & Hedges]:	$
[Cost of Additional Credit Enhancements]	$
Subtotal	$
Contingency Amount	$
Total Estimated Upfront Financing Costs:	$10,000,000

6 Actual Original Issue Discount as reflected in the final [Prospectus] was [$_____].

APPENDIX A

FINANCING ORDER

ATTACHMENT 2
SCHEDULE A
ENERGY TRANSITION BOND REVENUE REQUIREMENT INFORMATION

SERIES A, TRANCHE A-1
Payment Date	Principal Balance	Interest	Principal	Total Payment

ATTACHMENT 2
SCHEDULE A
ENERGY TRANSITION BOND REVENUE REQUIREMENT INFORMATION

SERIES A, TRANCHE A-2
Payment Date	Principal Balance	Interest	Principal	Total Payment

APPENDIX A

FINANCING ORDER

ATTACHMENT 2

SCHEDULE B

ESTIMATED ONGOING FINANCING COSTS

[other item boxes to be inserted]

Ongoing Financing Costs Items	First Year’s Estimated Annual Ongoing Financing Costs
Servicing Fee 0.05% of Bonds original principal amount (annual)	$152,500
Administration Fee (annual):	$100,000
Outside Accounting Fees	$
Outside Legal Fees	$
Rating Agencies Surveillance:	$
Indenture Trustee Fees:	$
Return on SPE Equity[7]	$
Independent Manager’s Fee:	$

TOTAL ESTIMATED ANNUAL ONGOING FINANCING COSTS (with Cleco as servicer)	$

NOTE:	The amounts shown for each category of ongoing financing costs on this page are the expected estimated costs for the first year of the energy transition bonds. Energy transition charges will be adjusted at least semi-annually to reflect the actual ongoing financing costs through the true-up process described in the Financing Order, except that the servicing fee is fixed as long as Applicant is the servicer and the administration fee is fixed.

7 Equity return calculated as 0.75% of original principal amount of energy transition bonds [($305,000,000)] times interest rate on longest maturity tranche (_____%).

APPENDIX A

FINANCING ORDER

ATTACHMENT 2

SCHEDULE C

CALCULATION OF ENERGY TRANSITION CHARGES

Year	Energy Transition Bond Payments[8]	Ongoing Financing Costs[9]	Total Nominal Energy Transition Charge Requirement[10]	Present Value of Energy Transition Charges[11]

1
2
3
4
5
6
7
8
9
10
11
12
13
14
Total

8 From Attachment 2, Schedule A.

9 From Attachment 2, Schedule B.

10 Sum of energy transition bond payments and ongoing Financing Costs.

11 The discount rate used is the weighted average effective annual interest rate of the energy transition bonds ([___]%), calculated including upfront Financing Costs, and giving effect to compounding.

APPENDIX A

FINANCING ORDER

ATTACHMENT 2

SCHEDULE D

COMPLIANCE WITH SECURITIZATION ACT

NET PRESENT VALUE BENEFIT:12

	Securitization Rate	Conventional Rate	Cost Savings
Nominal Value
Present Value

To be revised

12 Calculated consistent with the methodology cited in the Financing Order.

APPENDIX A

FINANCING ORDER

ATTACHMENT 3

ALLOCATION OF ANNUAL REVENUE REQUIREMENT BY RATE CLASS

APPENDIX A

FINANCING ORDER

ATTACHMENT 4

COMPANY’S CERTIFICATION

[Cleco Letterhead]

[DATE]

Louisiana Public Service Commission

Galvez Building, 12th Floor

602 North Fifth Street

PO Box 91154

Baton Rouge, Louisiana 70821-9154

Re: Energy Transition Rate Order; Docket No. U-37213

Dear ___________:

Pursuant to the Louisiana Public Service Commission’s (“LPSC”) Financing Order in the above-captioned Docket (the “Financing Order”), Cleco Power LLC (“Cleco Power”) hereby transmits for filing this Pricing Advice Certificate. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

In the Financing Order, the LPSC requires Cleco Power to file a Company Certification when pricing terms for a series of the energy transition bonds (the “Energy Transition Bonds”) have been approved by Cleco. The proposed terms of pricing and issuance of the Energy Transition Bonds are as follows:

●	Name of Energy Transition Bonds: [Series 2025-A Senior Secured Energy Transition Bonds]

●	Name of SPE to which the Energy Transition Property will be assigned: Cleco [Securitization II] LLC

●	Name of Trustee: ______________________________________________________________________________

●	Closing Date: ________, 2025

●	Principal Amount of Energy Transition Bonds Issued: ________

●	Original Issue Discount:__________

●	Expected Bond Ratings:_____________

●	Scheduled Final Payment Dates and Legal Final Maturities: ___________

●	Amount of Upfront Financing Costs Financed: $_________

●	Interest Rates and Expected Amortization Schedule: See Attachment 1

●	Distributions to Investors: (semi-annually) ________ and __________ beginning ___________, 2025

APPENDIX A

FINANCING ORDER

●	Annual Servicing Fee as a percent of initial principal balance: 0.05%

●	Weighted Average Coupon Interest Rate[13]: ________

●	Initial Balance of Capital Subaccount: ________

The following actions were taken in connection with the design, structuring and pricing of the bonds:

●	[Included credit enhancement in the form of the true-up mechanism and an equity contribution of 0.75% of the original principal amount.]

●	[Registered the energy transition bonds with the Securities and Exchange Commission to facilitate greater liquidity.]

●	[Achieved Aaa(sf)/AAA sf ratings from two major rating agencies.]

●	[Selected underwriters that have relevant experience and execution capabilities in consultation with the Commission Staff and the Commission’s Financial Advisor.]

●	[Developed the marketing presentations to emphasize the credit quality and security related to these energy transition bonds, and provide comparative analysis to other competing securities.]

●	[Provided term sheets and [preliminary prospectus] by e-mail to prospective investors.]

●	[Allowed sufficient time for investors to review the term sheet and preliminary prospectus and to ask questions regarding the transaction.]

●	[Held live webinar with potential investors to present the marketing materials. Webinar replay also was available for investors who were unable to join the live presentation.]

●	[Arranged issuance of rating agency pre-sale reports during the marketing period.]

●	[Held regular market update discussions with the underwriting team to develop recommendations for pricing, during the period that the energy transition bonds were marketed.]

●	[Coordinated multiple conversations with all the members of the underwriting team during the marketing phase in which we stressed the requirements of the Financing Order.]

●	[Developed and implemented a marketing plan designed to incent each of the underwriters to aggressively market the energy transition bonds to their customers and to reach out to a broad base of potential investors, including investors who have not previously purchased this type of security.]

13 The annual coupon rates are weighted by the principal amount of each tranche. [footnotes will be renumbered]

APPENDIX A

FINANCING ORDER

●	[Provided potential investors with access to an internet roadshow for viewing on repeated occasions at investors’ convenience. [VERIFY]

●	[Developed Intex Model with joint bookrunners in order to provide a CDI file to prospective investors required for their investment and portfolio monitoring needs.]

●	[Adapted the energy transition bond offering to market conditions and investor demand (including the consideration of [closing rate] demand in accordance with the flexibility afforded under the Financing Order) at the time of pricing. Variables impacting the final structure of the transaction were evaluated including the length of average lives and maturities of the bonds, as well as the interest rate requirements at the time of pricing, so that the structure of the transaction would correspond to investor preferences and rating agency requirements for AAA ratings.] [VERIFY]

●	[Worked with the Commission’s Financial Advisor to develop bond allocations, underwriter compensation and preliminary price guidance designed to achieve lowest energy transition rates.]

Cleco Power hereby certifies that to the best knowledge, information and belief of Cleco Power, its officers, agents and employees after reasonable inquiry, the selection of a negotiated sale of the Energy Transition Bonds, through [a public offering]/ [or a limited public offering under Rule 144A of the SEC], has resulted in the highest possible bond ratings and the lowest possible interest and transaction costs consistent with market conditions and the terms of the Order.

Cleco Power herby certifies that: (i) all proposed terms of pricing and issuance of the energy transition bonds are within the parameters established in the Financing Order, and (ii) to the best knowledge, information and belief of the Company, its officers, agents and employees after reasonable inquiry, the structuring and pricing of the energy transition bonds, as described in this Company Certification, has resulted in the lowest energy transition charges consistent with market conditions at the time of pricing and the terms of the Financing Order.

Respectfully submitted,

Cleco Power LLC by
Chief Financial Officer

APPENDIX A

FINANCING ORDER

ATTACHMENT 5

FORM OF COMMISSION DESIGNEE’S CONCURRENCE

[Letterhead]

Date: ____________, 2025

Louisiana Public Service Commission

Galvez Building, 12th Floor

602 North 5th Street

Baton Rouge, Louisiana 70802

Pursuant to the Financing Order of the Louisiana Public Service Commission (“LPSC”) dated ________, 2024, LPSC Docket No. U-37213

I, ___________________, (the “Designee”), in accordance with the Louisiana Electric Utility Energy Transition Securitization Act, codified at La. R.S. 45:1271–1281, and the Financing Order, for the purpose of (a) establishing that the structuring and pricing of the Energy Transition Bonds will result in the lowest Energy Transition Charges consistent with market conditions and the terms of the Financing Order and (b) approving at the time of pricing of the Energy Transition Bonds, the terms and conditions of the Energy Transition Bonds, servicing fees, if any, with respect to the collection of such Energy Transition Charges and the pledging, assignment and sale of the Energy Transition Bonds in connection with the initial Energy Transition Charges, HEREBY CONCUR as follows:

1.	I have received and reviewed in accordance with the Financing Order a copy of the Company’s Certification, a copy of which is attached hereto, and find that such certificate is in proper form as evidenced by such Financing Order. I have also reviewed other information as I have deemed necessary to provide this certification. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

2.	The following are the terms of the Energy Transition Bonds:

Name of Energy Transition Bonds: Series 2025-A Senior Secured Energy Transition Bonds SPE: Cleco [Securitization II] LLC

Closing Date:____________, 202__

Principal Amount Issued:___________

Interest Rates and Expected Amortization Schedule: See Attachment 2, Schedule A

Distributions to Investors semi-annually) ______________ and __________, beginning

___________, 2025

Weighted Average Coupon14:_____________

14 The annual coupon rates are weighted by the principal amount, modified duration, and bond price of each tranche.

APPENDIX A

FINANCING ORDER

Initial Balance of Capital Subaccount:_________

3.	The final structuring, terms and pricing of the Energy Transition Bonds in the Issuance Advice Letter are consistent with the criteria established in the Financing Order, and the mathematical calculations are accurate. Accordingly the terms and conditions of the Energy Transition Bonds and the schedule of payments of principal and interest on the Energy Transition Bonds are approved.

4.	The final forms (subject to completion with final numbers and information) of the indenture, the SPE limited liability company operating agreement, sale agreement, administration agreement, servicing agreement, and intercreditor agreement have been reviewed by the Commission Staff and Commission Advisors and are approved.

Respectfully submitted,

By:
Name:
Title:

[footnotes will be renumbered]

APPENDIX A

FINANCING ORDER

ATTACHMENT 6

SERVICE LIST

[TO BE UPDATED WHEN ISSUE IAL]

Service List

Docket No.: U-37213

All Commissioners

____________ - LPSC Supervising Attorney

____________ - LPSC Utilities Division

____________ - LPSC Economics Division

AA-	Nathan G. Huntwork, Phelps Dunbar, 365 Canal Street, Suite 2000, New Orleans, LA 70130-6534; Phone (504) 566-1311; Fax (504) 568-9130; Email: nathan.huntwork@phelps.com

_______________, Phelps Dunbar, 365 Canal Street, Suite 2000, New Orleans, LA 70130-6534; Phone (504) 566-1311; Fax (504) 568-9130; Email: ___________________

[TO BE UPDATED WHEN ISSUE IAL]

APPENDIX B-1

SEE ATTACHED RATE SCHEDULE ETCA – ENERGY TRANSITION COST ADJUSTMENT AND ALLOCATION METHODOLOGY ILLUSTRATED

[FOLLOWS THIS PAGE]

APPENDIX B-1

FINANCING ORDER

CLECO POWER LLC	RATE SCHEDULE ETCA

EFFECTIVE: __/___/20__

[insert to come from Cleco]

APPENDIX B-1

FINANCING ORDER

CLECO POWER LLC	RATE SCHEDULE ETCA

EFFECTIVE: __/___/20__

[insert to come from Cleco]

APPENDIX B-2

FINANCING ORDER

APPENDIX B-2

SEE ATTACHED RATE SCHEDULE ETSA –

ENERGY TRANSITION SURCREDIT ADJUSTMENT

[FOLLOWS THIS PAGE]

APPENDIX B-2

FINANCING ORDER

CLECO POWER LLC	RATE SCHEDULE ETSA

EFFECTIVE: __/___/20__

ENERGY TRANSITION SURCREDIT ADJUSTMENT

SECURITIZATION PHASE

(1)	APPLICATION

This adjustment clause is applicable to electric service furnished under all rate Schedules incorporating Adjustment Clause SC for deferred taxes relating to specific temporary book to tax accounting differences that may result in a different outcome after examination by taxing authorities, and any other surcredit ordered and/or approved by the LPSC.

(2)	SURCREDIT ADJUSTMENTS

Each monthly bill for service under this rate Schedule shall be reduced to reflect the credits identified above.

Rate Schedule SC shall be subject to true-up and adjustment in accordance with the Schedule prescribed in the LPSC Docket No. U-______ with such true-up being made at least annually concurrent with the annual FRP monitoring report.

Plus the proportionate part of any new tax or increased rate of tax, or governmental imposition levied or assessed against the Company or upon its electric business, as the result of any new or amended laws that may become effective and operative after MMMM DD, YYYY.

(3)	MONTHLY RATES BY CLASS

Applicable SC adjustment factors for each customer are as follows:

Customer Class	$ per kWh	$ per kW
Residential
General Service:
Non-demand
Secondary
Primary
School & Church
Non-demand
Demand
Municipal General Service
Large Power Service
Standby Power Service:
Subscription
Back-up
Maintenance
Outdoor Lighting Service

EFFECTIVE: To be Updated

APPENDIX B-2

FINANCING ORDER

Supersedes:

CLECO POWER LLC	RATE SCHEDULE ETSA

EFFECTIVE: __/___/20__

[insert to come from Cleco]

APPENDIX C

FINANCING ORDER

APPENDIX C

SEE ATTACHED ESTIMATES OF UPFRONT AND ONGOING FINANCING COSTS

[FOLLOWS THIS PAGE]

TO BE UPDATED IN ISSUANCE ADVICE LETTER

APPENDIX C

FINANCING ORDER

Estimates of Upfront and Ongoing Financing Costs for Financing Order

[insert to come from Cleco]

APPENDIX D

FINANCING ORDER

Louisiana Public Service Commission

Galvez Building, 12th Floor

602 North Fifth Street

PO Box 91154

Baton Rouge, Louisiana 70821-9154

Re:	Energy Transition Financing Order No. U-37213; Cleco Power LLC

Periodic True-up Adjustment

Dear ____________:

Pursuant to the Louisiana Public Service Commission’s (“LPSC”) Order No. U-37213 (the “Financing Order”) in Docket No. U-37213, Cleco Power LLC (“Cleco”) as servicer hereby transmits for filing and approval the periodic true-up adjustment of the recovery of approved financed energy transition costs amounts and the resulting changed energy transition charges as set out on Cleco Rate Schedule ETCA – Energy Transition Cost Adjustment – Securitization Phase. This periodic true-up adjustment covers the period from [Month/Yr] through [Month/Yr].

In support of this revised rate schedule, Cleco provides the following attachments for review:

1.	Revised Rate Schedule ETCA,

2.	Updated allocation to customer rate classes of periodic payment requirement adjusted for the periodic true-up amount and resulting rate changes, and

3.	Detailed workpapers showing the calculation of the true-up amount based on the criteria as set out in Findings of Fact [____] of the Financing Order approved by the LPSC in this docket.

Each semi-annual true-up adjustment shall be filed with the LPSC not less than fifteen (15) days prior to its proposed effective date. The LPSC will have fifteen (15) days after the date of a true-up adjustment filing in which to confirm the mathematical accuracy of the servicer’s adjustment. Any mathematical correction not made prior to the effective date of the adjusted energy transition charge will be made in future true-up adjustment filings and will not delay the effectiveness of the adjusted energy transition charge.

The LPSC has waived application of General Order 7/1/2019 to this filing of this revised rate schedule.

Please advise if the LPSC has questions concerning this matter.

Respectfully submitted,

Cleco Power LLC
General Manager, Regulatory Strategy

APPENDIX D

FINANCING ORDER

Revised Rate Schedule and Supporting Workpapers